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EXHIBIT 4 (c)

ADM
EMPLOYEE STOCK OWNERSHIP PLAN
FOR SALARIED EMPLOYEES
(As Amended and Restated Effective April 1, 1998)


ARTICLE I

INTRODUCTION


1.1 Plan; Purpose. The ADM EMPLOYEE STOCK OWNERSHIP PLAN FOR HOURLY EMPLOYEES is sponsored by the Company primarily to provide Eligible Employees with a means to acquire an ownership interest in the Company, and also to provide Eligible Employees with a means to save for their retirement.

1.2  Qualified Stock Bonus and Employee Stock Ownership Plan.
     The Plan is a defined contribution plan that is intended to qualify under Code 401(a). The portion of the Plan that consists of the ESOP Subaccounts is a stock bonus and employee stock ownership plan (within the meaning of Code
      4975(3)(7)) that was established effective April 1, 1998, and is designed to invest in Company Stock; the portion of the Plan that consists of the Non-ESOP Subaccounts (other than Predecessor Plan Subaccounts) is a stock bonus plan to which contributions were discontinued effective April 1, 1988, and which is also designed to invest in Company Stock; and the portion of the Plan that consists of the Predecessor Plan Subaccounts reflect account balances transferred from other plans (as a result of a merger or account transfer) which will retain the status of the Predecessor Plan.

     The employee stock ownership portion of the Plan includes a cash or deferred arrangement that is intended to qualify
     under Code   401(k).

1.3 Plan Document. The Plan document consists of this document, the various appendices to this document, the List of Participating Employers for the Plan, the List of Predecessor Employers for the Plan, the List of Predecessor
     Plan Subaccounts for the Plan and any document that is expressly incorporated by reference into the Plan.

1.4 Effective Date of Document. The Plan (as amended and restated in this document) is effective April 1, 1998.


ARTICLE II

DEFINITIONS AND CONSTRUCTION


2.1  Definitions.

2.1.1     "Account" means the bookkeeping account maintained to
     reflect the Participant's interest in the Trust Fund.
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2.1.2     "Active Participant" means an Eligible Employee who has
     become and remains an Active Participant under Article III.

2.1.3 "Affiliate" means any corporation that is a member of the same controlled group as the Company as defined in Code
      414(b), any business entity that is under common control
     with the Company as defined in Code   414(c), any business
     entity that is a member of an affiliated service group with
     the Company as defined in Code   414(m), or any other
     business entity that is required to be aggregated and treated as one employer with the Company under Code
      414(o).  For purposes of applying the limits of Code   415,
     Code    414(b) and 414(c) will be applied as modified by
     Code   415(h).

2.1.4 "Annual Addition" means any of the following amounts credited to the Participant as of any date within the Plan
     Year:

     (a) Employee after-tax contributions credited under any defined contribution plan maintained by the Company or an Affiliate (but not rollover contributions);

     (b) Employer contributions credited under any defined contribution plan or simplified employee pension plan maintained by the Company or an Affiliate, including Before-Tax Contributions credited under this Plan (including excess contributions distributed under Sec. 6.2, but not including excess deferrals distributed under Sec. 6.1), and Matching and Non-Matching Contributions credited under this Plan (including excess contributions distributed under Sec. 6.2);

     (c) Forfeitures credited under any defined contribution plan maintained by the Company or an Affiliate;

     (d)  Amounts credited to any individual medical benefit
          account (as described in Code   415(l)(2)) under any
          defined benefit plan maintained by the Company or an Affiliate, provided that, such amounts will be disregarded in applying the twenty-five percent (25%)
          of compensation limit under Code   415(c)(1)(B); and

     (e)  Amounts credited to any separate account for retiree
          medical benefits (as described in Code   419A(d)(2)) on
          behalf of any Key Employee under any welfare benefit fund maintained by the Company or an Affiliate.

     Any contrary provision notwithstanding, employer contributions under this Plan that are applied to pay interest on an Exempt Loan will not be an Annual Addition if no more than one-third (1/3rd) of the employer contributions under this Plan that are applied to pay principal or interest on an Exempt Loan for the Plan Year are allocated to Participants who are Highly Compensated Employees.

2.1.5 "Before Tax Contribution" means a contribution made pursuant to Sec. 4.1.

2.1.6 "Beneficiary" means a person or persons designated as such pursuant to Sec. 12.4.

2.1.7 "Certified Earnings" means the total compensation paid to an Active Participant by a Participating Employer during that portion of the Plan Year in which he/she is an Active
     Participant, subject to the following:

     (a)  Specific Inclusions.  Certified Earnings includes:
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          (1)  Before-Tax Contributions to this Plan (and any
               contributions made by pay reduction to any other qualified cash or deferred arrangement that forms part of a Plan maintained by the Company or an Affiliate), and contributions made by pay reduction to the ADM Flexible Spending Plan (or any other cafeteria plan (as defined in Code
                125) maintained by the Company or an Affiliate).

          (2) Overtime pay, vacation pay, holiday pay, pay for jury duty and lump-sum payments in lieu of pay increases.

          (3) Sick pay or short-term disability payments paid directly by a Participating Employer (not including any amounts paid by an insurance carrier under an insured disability program).

     (b) Specified Exclusions. Certified Earnings does not include bonuses, expense allowances or reimbursements, severance pay, payments or contributions to or for the benefit of an individual under any other deferred compensation, pension, profit sharing, insurance, or other employee benefit plan (except as expressly provided above), stock options, stock appreciation rights or cash payments in lieu thereof, merchandise or service discounts, non-cash employee awards, earnings payable in a form other than cash, or other fringe benefits.

     (c) Special Rule for Foreign Assignments. Certified Earnings for persons working outside the United States is limited to base compensation as so characterized on the payroll system of the Company and does not include any extra or added compensation due to the foreign assignment (such as relocation allowance, education allowance, or other reimbursements or allowances) and, in the case of an Employee who is working for an eligible foreign affiliate, will not include any amount paid by the Company that is the equivalent of the tax
          imposed under Code   3101.

     (d) Special Rule for Commissions. Certified Earnings include commissions when paid and not when earned.

     (e)  Code Section 401(a)(17) Limit.  Certified Earnings do
          not include any amounts in excess of the limit  in
          effect under Code   401(a)(17) for any Plan Year.

2.1.8 "Code" means the Internal Revenue Code of 1986, as amended.

2.1.9     "Company" means Archer Daniels Midland Company.

2.1.10    "Company Stock" means common stock of the Company.

2.1.11    "Eligible Employee" means the following:

     (a) General Rule. An Eligible Employee is an Employee who satisfies the following criteria:

          (1) The Employee is paid on a regular stated salary basis, a drawing account plus commission basis or wholly on a commission basis, or is employed in an office clerical position.
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          (2)  The Employee is employed with a Participating
               Employer (while it is a Participating Employer).

          (3) The Employee is not excluded under any one of the following categories:

               (A) Any individual who is compensated on a stated salary basis but who is nevertheless classified as an hourly employee by the Company, and who is eligible to participate in the ADM Employee Stock Ownership Plan for Hourly Employees.

               (B)  Any individual who is classified as a
                    probationary or temporary employee by the Company.

               (C)  Any individual who is classified as an
                    independent contractor, or as having any status other than a common-law employee, by the Company (regardless of whether such individual is subsequently determined to be a common-law employee or an employee for any other purpose).

               (D) Any individual who is a citizen or resident of a foreign country unless the Company expressly extends eligibility to such individual, such individual does not receive contributions under any funded plan of deferred compensation in a foreign country, and such individual is on the payroll system of the Company or an Affiliate in the United States.

               (E) Any individual who is a Leased Employee with respect to the Company or an Affiliate.

     (b) Collective Bargaining Employees. An Employee is not an Eligible Employee during any period he/she is a member of a unit of Employees covered by a collective bargaining agreement unless the agreement expressly provides that he/she is eligible to participate in this Plan. For this purpose, a collective bargaining agreement will be deemed to continue in effect after it expires during the pendency of collective bargaining negotiations until the parties have negotiated to "impasse" as determined by the Company, and an Employee thereafter will be an Eligible Employee if and only if participation is part of the impasse proposal of the Company or the Employee was an Eligible Employee before the collective bargaining agreement expired and the Company elects to continue such status.

     (c)  Authorized Leaves of Absence.  An Employee will continue as an Eligible Employee during any authorized and paid leave of absence if he/she was an Eligible Employee prior to the start of such leave until Termination of Employment or the happening of any event that would have caused the Employee to cease to be an Eligible Employee if he/she had not been on a leave of absence (e.g., if his/her employer ceases to be a Participating Employer).
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2.1.12    "Employee" means any common-law employee of the Company
     or an Affiliate (while it is an Affiliate) and any Leased
     Employee with respect to the Company or an Affiliate;
     provided that, a Leased Employee will not be an Employee if Leased Employees do not constitute more than twenty percent
     (20%) of the combined workforce of the Company and Affiliates and the Leased Employee is covered by a plan of the leasing organization that is described in Code
     414(n)(5).

     An individual who is employed by an eligible foreign affiliate and who is a citizen or resident of the United States will be treated as an Employee of the Company for the period of his/her employment with the eligible foreign affiliate provided the individual does not receive contributions under any funded plan of deferred compensation with respect to remuneration received from the eligible foreign affiliate. An "eligible foreign affiliate" is any foreign entity that satisfies the following requirements:
     (i) ten percent (10%) or more of the voting stock or profits interest of the foreign entity is owned by the Company or a domestic Affiliate of the Company, and (ii) the Company has
     entered into an agreement under Code   3121(l) that applies
     to individuals employed by that foreign entity who are citizens or residents of the United States.

2.1.13    "ERISA" means the Employee Retirement Income Security
     Act of 1974, as amended.

2.1.14 "Exempt Loan" means a loan or other extension of credit to the Plan to enable the Plan to acquire shares of Company
     Stock.

2.1.15 "Highly Compensated Employee" means an Employee who was a five-percent owner (as defined in Code 414(q)(2)) at any time during the prior Plan Year or current Plan Year, or an Employee who received compensation in excess of the amount in effect under Code 414(q)(1)(A) for the prior Plan Year, with "compensation" for this purpose meaning compensation as defined in Sec. 6.3.3.

2.1.16 "Hour of Service" means each of the following (but in no event will duplicate credit be given for the same hour under more than one subsection):

     (a) Work Periods. Each hour for which the individual is paid or entitled to payment by the Company or an Affiliate (while it is an Affiliate) for the performance of services, with overtime hours credited on a straight-time basis.

     (b)  Non-Work Periods.  Each hour for which the individual is paid or entitled to payment by the Company or an Affiliate (while it is an Affiliate) on account of a period of time during which no services are performed (irrespective of whether the employment relationship has terminated) due to vacation (but excluding hours attributable to accrued vacation for which payment is made in lieu of actual time off from work), holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence; provided that, no more than five hundred and one (501) hours will be credited under this subsection for any single continuous period during which the individual performs no services. Hours will not be credited under this subsection with respect to a payment under a plan maintained to comply with applicable workers' compensation, unemployment compensation, or disability insurance laws, or with respect to a payment which reimburses the individual for medical or medically-related expenses.
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     (c)  Back Pay Awards.  Each hour for which back pay,
          irrespective of mitigation of damages, is either awarded or agreed to by the Company or an Affiliate
          (while it is an Affiliate), with such hours to be credited to the computation period or periods to which the award or agreement pertains, rather than to the computation period in which the award, agreement, or payment is made.

     (d) Credit if No Hour Records Maintained. If an individual is within a classification for which a record of hours for the performance of services is not maintained, the individual will be credited with one hundred and ninety
          (190) hours of service for each month for which he/she would otherwise be credited under (a), (b) or (c) with at least one Hour of Service.

     The Company may use any records to determine hours of service which it considers an accurate reflection of the actual facts.

2.1.17    "Leased Employee" means an individual defined as such
     under Code   414(n); generally, any individual who is not a
     common-law employee of the Company or an Affiliate, but who performs services for the Company or Affiliate (while it is an Affiliate) pursuant to an agreement with any other person, provided such individual has performed such services for the Company or Affiliate on a substantially full-time basis for a period of at least one year and such services are performed under the primary direction and control of the Company or Affiliate.

2.1.18 "Matching Contribution" means a contribution made pursuant to Sec. 5.1.

2.1.19 "Non-Matching Contribution" means a contribution made pursuant to Sec. 5.2.

2.1.20    "Normal Retirement Age" means age 65.

2.1.21 "Participant" means either an Active Participant or an Employee or former Employee who is no longer an Active Participant but who still has an Account under the Plan (and also includes an Employee or former Employee who has a Rollover Subaccount but who has not become an Active Participant).

2.1.22 "Participating Employer" means the Company and any Affiliate that is included on the List of Participating Employers maintained for the Plan during the effective period specified on such list (provided that an employer will automatically cease to be a Participating Employer as of the date it ceases to be an Affiliate).

2.1.23    "Plan" means the ADM Employee Stock Ownership Plan for
     Salaried Employees, as amended.

2.1.24    "Plan Year" means the calendar year.

2.1.25 "Predecessor Employer" means any business entity from whose employment a group of Employees has been transferred to employment with the Company or an Affiliate, or any member of a controlled group of corporations of which an Affiliate used to be a member prior to becoming a member of the controlled group of the Company.

2.1.26 "Spouse" means a person of the opposite sex to whom the Participant is legally married (including a common-law spouse in any state that recognizes common-law marriage).
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2.1.27    "Termination of Employment" means resignation,
     discharge, retirement, death or the happening of any other event or circumstance that results in the severance of the employer-employee relationship with the Company and all Affiliates; provided that, solely to determine whether a Participant is entitled to a distribution from the Plan, a Termination of Employment will not be deemed to have occurred unless there has been a separation from service which the Company determines satisfies the requirements of
     Code   401(k)(2)(B)(i)(I).

2.1.28 "Trust Fund" means the trust fund or funds (or any group annuity contract with an insurance company) that serves as a funding vehicle for the Plan.

2.1.29 "Trustee" means a trustee (or insurance company) appointed and acting as such with respect to all or any portion of the Trust Fund.

2.1.30 "Unallocated Reserve" means the portion of the Trust Fund that consists of shares of Company Stock (and dividends attributable thereto) that were acquired with the proceeds of an Exempt Loan and that are held in suspense pending allocation to Accounts.

2.1.31 "Valuation Date" means each day on which trading occurs on the New York Stock Exchange.

2.2 Choice of Law. The Plan will be governed by the laws of the State of Illinois to the extent that such laws are not preempted by the laws of the United States. All controversies, disputes, and claims arising hereunder must be submitted to the United States District Court for the Central District of Illinois, except as otherwise provided in any trust agreement or group annuity contract governing all or a portion of the Trust Fund.


ARTICLE III

PARTICIPATION

3.1  Start of Participation.

3.1.1     New Participants.  An Employee will become an Active
     Participant on the following date:

     (a) The first entry date following the close of the first eligibility measuring period during which he/she is credited with one thousand (1,000) or more hours of service provided he/she is then an Eligible Employee; or

     (b) The first day of the first calendar month thereafter on which he/she is an Eligible Employee.

     The "entry dates" for this purpose are each January 1 and July 1 and, starting October 1, 1998, the first day of each calendar month.

     The "eligibility measuring period" for this purpose means the twelve (12) consecutive month period beginning on the date an Employee is first credited with one Hour of Service, and each Plan Year thereafter starting with the Plan Year in which falls the first anniversary of the date the Employee is first credited with one Hour of Service.
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3.1.2     Former Participants.  A former Active Participant will
     again become an Active Participant on the first day of the calendar month after he/she again becomes a Eligible Employee.

3.1.3 Credit for Service with a Predecessor Employer. An Employee will receive credit for service with a Predecessor Employer for purposes of determining his/her eligibility to
     participate in the Plan as required under Code   414(a) or
     as provided under the List of Predecessor Employers maintained for the Plan.

3.2 End of Participation. An Active Participant will continue as such for so long as he/she remains an Eligible Employee, and a Participant will continue as such until he/she receives full payment of the balance of his/her Account.


ARTICLE IV

EMPLOYEE CONTRIBUTIONS

4.1  Before Tax Contributions.

4.1.1 Monthly Before-Tax Contributions. A Before-Tax Contribution will be made for each month on behalf of each Active Participant who elects to have his/her Certified Earnings reduced in order to receive a Before-Tax Contribution for any payroll period ending within such month. The amount of the Before-Tax Contribution will equal the amount of the reduction in Certified Earnings.

     An Active Participant may elect to reduce his/her Certified Earnings for a payroll period by any whole percent, but not less than one percent (1%) or more than ten percent (10%). An election (or the modification or revocation of an election) may be made with such frequency as is deemed appropriate by the Company, and must be made in such manner and in accordance with such rules as may be prescribed for this purpose by the Company (including by means of a voice response or other electronic system under circumstances authorized by the Company). An election (or the modification or revocation of an election) will be effective as soon as administratively practicable after the election is made, but in no event will it be effective retroactive to a payroll period that begins before the election is made.

4.1.2 Limits. Before-Tax Contributions will be subject to the applicable limits set forth in Article VI. The Company may limit the Before-Tax Contributions of the Highly Compensated Employees during the Plan Year if and in such manner as it deems appropriate in order to comply with such limits for the Plan Year.

4.2 After-Tax Contributions. An Active Participant is not required or permitted to make after-tax contributions under the Plan.

4.3 Rollover Contributions. The Company in its sole discretion may allow individuals who become Eligible Employees from a Predecessor Employer and who receive an "eligible rollover
     distribution" (as defined in Code   402(c)(4)) from a
     qualified plan maintained by the Predecessor Employer to rollover such distribution to this Plan. A rollover will not be allowed under any other circumstances. An Eligible Employee who makes a rollover will not become an Active Participant merely as a result of the rollover (and thus will not be eligible to receive Before-Tax, Matching or Non-Matching Contributions) until he/she has become an Active Participant in accordance with the normal rules of the Plan.
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     A rollover election must be made in such manner and in
     accordance with such rules as may be prescribed for this purpose by the Company.

4.4 Form of Contribution. Before-Tax Contributions will be paid to the Trust Fund as soon as practicable following the close of each month (or on a more frequent basis if determined appropriate by the Company) in cash or shares of Company Stock, as determined at the sole discretion of the Company. If Before-Tax Contributions are paid in shares of Company Stock, such shares will be valued at the closing price of a share of Company Stock on the New York Stock Exchange for the business day immediately preceding the day the Company directs its transfer agent to issue such shares to the Trust Fund (as reported the next following business day in The Wall Street Journal).


ARTICLE V

EMPLOYER CONTRIBUTIONS

5.1  Matching Contributions.

5.1.1     Matching Contributions-Before 1999.  Prior to
     January 1, 1999, a Matching Contribution will be made for each month on behalf of each Active Participant who receives a Before-Tax Contribution for any payroll period ending within such month. The amount of the Matching Contribution will be based on the amount of the Before-Tax Contributions received by the Participant as determined under the following schedule:

    For Before-Tax Contributions   The Matching Contribution
    representing the following     will
    percent of Certified Earnings  be the following percent of
    for                            the
    payroll periods ending within  Participant's Before-Tax
    the month                      Contributions for
                                   payroll periods ending within
                                   the month
    The first 4%                   100%
    The next 2%                    50%
    Above 6%                       0%

5.1.2 Matching Contributions-After 1998. Starting January 1, 1999, a Matching Contribution will be made for each Plan Year on behalf of each Active Participant who receives a Before-Tax Contribution for any payroll period ending within the Plan Year. The amount of the Matching Contribution will be based on the amount of the Before-Tax Contributions received by the Participant as determined under the following schedule:

    For Before-Tax Contributions   The Matching Contribution
    representing the following     will
    percent of Certified Earnings  be the following percent of
    for                            the
    payroll periods ending within  Participant's Before-Tax
    the Plan Year                  Contributions for
                                   payroll periods ending within
                                   the Plan Year
    The first 4%                   100%
    The next 2%                    50%
    Above 6%                       0%

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5.1.3     Limits.  Matching Contributions will be subject to the
     applicable limits set forth in Article VI. A Matching Contribution will not be made with respect to any amount by which Before-Tax Contributions must be reduced pursuant to Sec. 6.1, 6.2 or 6.3 and any Matching Contributions made before the amount of the reduction is determined will be forfeited by the Participant and will be applied as a credit against future Matching Contributions made on behalf of the Participants.

5.2  Non-Matching Contributions.

5.2.1 Amount of Contribution. A Non-Matching Contribution will be made for any Plan Year for which a payment is due on an Exempt Loan or for any other Plan Year for which the Company in its sole discretion determines that such a contribution will be made. The amount of the Non-Matching Contribution for a Plan Year will be determined at the sole discretion of the Company, but will not be less than the minimum amount sufficient to enable the Trustee to make the payment due on any Exempt Loan for the Plan Year to the extent that such payment cannot be satisfied from cash dividends paid on shares of Company Stock held in the Unallocated Reserve.

5.2.2 Allocation of Contribution. A Non-Matching Contribution first will be applied to make the payment due on any outstanding Exempt Loan and the shares of Company Stock released from the Unallocated Reserve as a result of such payment will be allocated as provided in Sec. 7.2.2. A Non-Matching Contribution (or the portion thereof) that is not applied to an Exempt Loan will be allocated among the ESOP Non-Matching Stock Subaccounts of the eligible Participants and the portion allocated to each such Subaccount will be credited to the Subaccount as of the last Valuation Date in the Plan Year. The portion of the Non-Matching Contribution allocated to the ESOP Non-Matching Stock Subaccount of each eligible Participant will equal the total amount of the Non-Matching Contribution to be so allocated multiplied by a fraction, the numerator of which is the Certified Earnings of the Participant for the Plan Year and the denominator of which is the aggregate Certified Earnings of all eligible Participants for the Plan Year.

5.2.3 Eligible Participants. An eligible Participant for purposes of this Section is:

     (a) Any Employee who is an Active Participant on the last business day of the Plan Year, and

     (b) Any former Employee whose Termination of Employment occurred during the Plan Year as a result of death or disability and who was an Active Participant immediately prior to his/her Termination of Employment.

     A "disability" for this purpose means any disability that entitles the Participant to benefits under any long-term disability plan maintained by the Company or an Affiliate.

5.2.4 Limits. Non-Matching Contributions will be subject to the applicable limits set forth in Article VI.
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5.3  Form of Contribution. Matching Contributions (calculated based on year-to-date Before-Tax Contributions and Certified Earnings) will be paid to the Trust Fund as soon as practicable following the close of each month (or on a more frequent basis if determined appropriate by the Company) in cash or shares of Company Stock, as determined at the sole discretion of the Company. Non-Matching Contributions will be paid to the Trust Fund at such time or times as is deemed appropriate by the Company in cash or shares of Company Stock, as determined at the sole discretion of the Company. If Matching or Non-Matching Contributions are paid in shares of Company Stock, such shares will be valued at the closing price of a share of Company Stock on the New York Stock Exchange for the business day immediately preceding the day the Company directs its transfer agent to issue such shares to the Trust Fund (as reported the next following business day in The Wall Street Journal).


ARTICLE VI

CONTRIBUTION LIMITS

6.1 Code Section 402(g) Limit on Before-Tax Contributions. The Before-Tax Contributions made on behalf of a Participant for a Plan Year will not exceed the limit in effect for such
     Plan Year under Code   402(g).  If Before-Tax Contributions,
     in combination with all other elective deferrals (as defined
     in Code   402(g)(3)) of the Participant for the Plan Year,
     exceed such limit, then the Participant may attribute all or any portion of the excess to this Plan and request that such portion be distributed from this Plan. The portion of the excess attributed to this Plan will first be reduced by the amount of any reduction in Before-Tax Contributions made under Sec. 6.2.1. The remaining excess, adjusted for investment gain or loss, will be distributed as soon as administratively practicable after a request for distribution is filed by the Participant (but not later than the April 15 following the close of the Plan Year). A request for distribution must be filed by March 1 following the close of the Plan Year in such manner and in accordance with such rules as will be prescribed for this purpose by the Company. The investment gain or loss allocable to an excess hereunder will be determined in the same manner generally used for allocating investment gain or loss to Accounts, and will include only investment gain or loss for the Plan Year (and not investment gain or loss for the period from the close of the Plan Year to the date of the distribution). For purposes of determining investment gain or loss, distributions will be deemed to consist of contributions made in reverse order of time ("last-in, first-out"), starting with the last contributions made for the Plan Year.

     A Participant will forfeit any Matching Contributions that were made based on Before-Tax Contributions that are distributed under this Section. Such forfeitures will be credited to an unallocated suspense account within the Trust Fund, and the balance of the suspense account (including investment gains thereon) will be applied to reduce future Matching Contributions made on behalf of the Participants.

6.2  Code Section 401(k)/401(m) Nondiscrimination Test.
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6.2.1     Code Section 401(k) Test.  The Plan will satisfy the
     "average deferral percentage test" of Code   401(k)(3) each
     Plan Year. If such test is not satisfied for a Plan Year, then Before-Tax Contributions made on behalf of Highly Compensated Employees for such Plan Year will be reduced to the extent necessary to satisfy such test, with the amount of the reduction to be determined and allocated among the Highly Compensated Employees in the manner prescribed by
     Code   401(k).  The excess allocated to each Highly
     Compensated Employee, adjusted for investment gain or loss, will be distributed as soon as administratively practicable after the close of the Plan Year (but not later than the close of the next Plan Year). The investment gain or loss allocable to an excess hereunder will be determined in the same manner generally used for allocating investment gain or loss to Accounts, and will include only investment gain or loss for the Plan Year (and not investment gain or loss for the period from the close of the Plan Year to the date of the distribution). For purposes of determining investment gain or loss, distributions will be deemed to consist of contributions made in reverse order of time ("last-in, first-out"), starting with the last contributions made for the Plan Year.

     The average deferral percentage test will be applied using the current year testing method.

     A Participant will forfeit any Matching Contributions that were made based on Before-Tax Contributions that are distributed hereunder. Such forfeitures will be credited to an unallocated suspense account within the Trust Fund, and the balance of the suspense account (including investment gains thereon) will be applied to reduce future Matching Contributions made on behalf of the Participants.

6.2.2     Code Section 401(m) Test.  The Plan will satisfy the
     "aggregate contribution percentage test" of Code   401(m)(2)
     each Plan Year. If such test is not satisfied for a Plan Year, the Matching Contributions made on behalf of Highly Compensated Employees for such Plan Year will be reduced to the extent necessary to satisfy such test, with the amount of the reduction to be determined and allocated among the Highly Compensated Employees in the manner prescribed by
     Code   401(m).  The excess allocated to each Highly
     Compensated Employee, adjusted for investment gain or loss, will be distributed as soon as administratively practicable after the close of the Plan Year (but not later than the close of the next Plan Year). The investment gain or loss allocable to an excess hereunder will be determined in the same manner generally used for allocating investment gain or loss to Accounts, and will include only investment gain or loss for the Plan Year (and not investment gain or loss for the period from the close of the Plan Year to the date of the distribution). For purposes of determining investment gain or loss, distributions will be deemed to consist of contributions made in reverse order of time ("last-in, first-out"), starting with the last contributions made for the Plan Year.

     The aggregate contribution percentage test will be applied by using the current year testing method.
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6.2.3     Multiple Use of the Alternative Limitations.  The Plan
     will satisfy the "multiple use" test of Code   401(m)(9)
     each Plan Year. If such test is not satisfied for any Plan Year, then the Before-Tax Contributions made on behalf of Highly Compensated Employees for such Plan Year will be reduced to the extent necessary to satisfy such test in accordance with Sec. 6.2.1.

6.2.4 Incorporation of Guidance. All nondiscrimination tests will be applied by reference to current regulations and subsequent guidance issued by the IRS.

6.3  Maximum Annual Additions.

6.3.1 Defined Contribution Plan Limit. The Annual Additions with respect to a Participant for a Plan Year will not exceed the lesser of:

     (a) The dollar amount in effect for such Plan Year under Code 415(c)(1)(A)), or

     (b) Twenty-five percent (25%) of the Participant's compensation for the Plan Year.

     If a Participant has Annual Additions under more than one defined contribution plan maintained by the Company or an Affiliate, the Annual Additions under all such plans will not exceed the above-specified limit. To the extent necessary to comply with this limit: first, a refund will be made of the employee after-tax contributions made by the Participant, adjusted for investment gains; and second, a refund will be made of the Before-Tax Contributions made by the Participant, adjusted for investment gains (and, in either case, if such type of contribution has been made under more than one plan, then the refunds will be made prorata from such plans). For purposes of determining investment gain, refunds will be deemed to consist of contributions made in reverse order of time ("last-in, first-out"), starting with the last contributions made for the Plan Year.

     A Participant will forfeit any Matching Contributions that were made based on Before-Tax Contributions that are distributed hereunder. Such forfeitures will be credited to an unallocated suspense account within the Trust Fund, and the balance of the suspense account (including investment gains thereon) will be applied to reduce future Matching Contributions made on behalf of the Participants.

     If an excess remains after the refunds and forfeitures described above, then the excess will be allocated prorata among the defined contribution plans in which the Participant had Annual Additions (except that, the excess will be allocated last to an individual medical benefit account or a separate account for retiree medical benefits). The excess allocated to this Plan will be charged against the Matching and/or Non-Matching Contribution Account of the Participant and will be credited to a suspense account within the Trust Fund, and the balance of the suspense account (including investment gains thereon) will be used to reduce future Matching Contributions made on behalf of the Participants.
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6.3.2     Defined Contribution/Defined Benefit Plan Limit.  If a
     Participant also participates in one or more defined benefit plans maintained by the Company or an Affiliate, the sum of the defined benefit plan fraction and defined contribution
     plan fraction, determined in accordance with Code   415(e)
     for any Plan Year may not exceed one (1.00). If the sum of a defined benefit plan fraction and defined contribution plan fraction would otherwise exceed one (1.00) for any Plan Year, the pension benefit otherwise accrued and payable under the defined benefit plans will be limited to the extent necessary to reduce the sum of the fractions to one (1.00). This multiple Plan limit will not apply to Plan Years beginning after December 31, 1999.

6.3.3     Compensation.  For purposes of applying the limits of
     Code   415, "compensation" means compensation as defined in
     Code   415(c)(3), and includes those items specified in
     Treas. Reg.   1.415-2(d)(2) and does not include those items
     specified in Treas. Reg.   1.415-2(d)(3).  For Plan Years
     beginning on or after January 1, 1998, "compensation" also includes elective deferrals (as defined in Code
     402(g)(3)), and any amounts that are contributed or deferred at the election of the Participant and that are not
     includible in gross income by reason of Code   125.

6.4 Deduction Limit. The contributions made for any Plan Year will not exceed the maximum amount allowable as a deduction in computing the taxable income for federal income tax purposes of the Company and its Affiliates for the taxable year of the Company that ends with or within the Plan Year, and each contribution is expressly conditioned upon its
     being deductible under Code   404.


ARTICLE VII

ACCOUNTS

7.1  Accounts.

7.1.1 Types of Subaccounts. The following Subaccounts will be maintained under the Plan as part of the Account of each
     Participant:

     ESOP Subaccounts.

          (a) An "ESOP Before-Tax Stock Subaccount" to reflect amounts attributable to Before-Tax Contributions made with respect to the period after April 1, 1998, other than such amounts that have been diversified pursuant to Sec. 8.3.

     (b) An "ESOP Before-Tax Diversified Subaccount" to reflect amounts attributable to Before-Tax Contributions made with respect to the period after April 1, 1998, and that have been diversified pursuant to Sec. 8.3.
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     (c)  An "ESOP Matching Stock Subaccount" to reflect amounts attributable to Matching Contributions made with respect to the period after April 1, 1998, other than such amounts that have been diversified pursuant to Sec. 8.3.

     (d) An "ESOP Matching Diversified Subaccount" to reflect amounts attributable to Matching Contributions made with respect to the period after April 1, 1998, and that have been diversified pursuant to Sec. 8.3.

     (e) An "ESOP Non-Matching Stock Subaccount" to reflect amounts attributable to Non-Matching Contributions made after April 1, 1998, other than such amounts that have been diversified pursuant to Sec. 8.3.

     (f) An "ESOP Non-Matching Diversified Subaccount" to reflect amounts attributable to Non-Matching
          Contributions made after April 1, 1998, and that have been diversified pursuant to Sec. 8.3.

          (g) An "ESOP Tax Credit Stock Subaccount" to reflect amounts attributable to employer contributions made before 1987, other than such amounts that have been diversified pursuant to Sec. 8.3.

          (h) An "ESOP Tax Credit Diversified Subaccount" to reflect amount attributable to employer contributions made before 1987, and that have been diversified pursuant to Sec. 8.3.

          (i) An "ESOP Voluntary Stock Subaccount" to reflect amounts attributable to employee after-tax contributions made before 1983, other than such amounts that have been diversified pursuant to Sec. 8.3.

          (j) An "ESOP Voluntary Diversified Subaccount" to reflect amounts attributable to employee after-tax contributions made before 1983, and that have been diversified pursuant to Sec. 8.3.

          Non-ESOP Subaccounts.

          (k) A "SIP Before-Tax Stock Subaccount" to reflect amounts attributable to Before-Tax Contributions made with respect to the period before April 1, 1998.

     (l) A "SIP Matching Stock Subaccount" to reflect amounts attributable to Matching Contributions made with respect to the period before April 1, 1998.

       (m) A "Rollover Subaccount" to reflect amounts attributable to rollover contributions.

          (n) A "Predecessor Plan Subaccount" to reflect amounts attributable to any transfer received from a Predecessor Plan (and more than one Predecessor Plan Subaccount may be maintained with respect to a given merger or transfer as deemed appropriate by the Company to Account for different contribution sources).
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     Additional Subaccounts may also be maintained if considered appropriate in the administration of the Plan.

7.1.2 Balance of Accounts. A Subaccount (other than an ESOP Diversified Subaccount or a Predecessor Plan Subaccount) will have a stock balance expressed in shares of Company Stock, and will have a cash balance expressed in dollars to reflect cash contributions, cash dividends, cash repayments on a loan made to a Participant and other cash amounts received by the Trust Fund that are held in cash or short term investments pending investment in shares of Company Stock, and also to reflect any outstanding loan made to a Participant and drawn from the Subaccount. An ESOP Diversified Subaccount and Predecessor Plan Subaccount will have a cash balance, but will not have a stock balance unless a pooled investment fund that is designed to invest primarily in Company Stock is established as an available investment option and share accounting is used for such pooled investment fund or unless, in the case of a Predecessor Plan Subaccount, such Subaccount holds shares of Company Stock.

7.1.3     Accounts for Bookkeeping Only.  Accounts and
     Subaccounts are for bookkeeping purposes only and the maintenance of Accounts and Subaccounts will not require any segregation of assets of the Trust Fund.

7.2  Valuation of Accounts.

7.2.1 Daily Adjustments. Subaccounts will be adjusted as of each Valuation Date as follows:

     (a)  Contributions.  Contributions made with respect to a
          Participant will be added to the balance of the appropriate Subaccount as soon as administratively practicable after such contributions are paid into the Trust Fund; provided that, for purposes of applying the nondiscrimination tests under Code 401(a)(4), 401(k) and 401(m), for purposes of determining the
          maximum allocations under Code   415, for purposes of calculating
          the deductions under Code   404 and for any other qualification
          provision of the Code, a contribution will be treated as having been made for the Plan Year designated by the Company provided that the contribution is paid into the Trust Fund by such deadline as may be prescribed for the applicable provision of the Code.
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     (b)  Cash Dividends.  The cash dividends paid on shares of
          Company Stock held by the Trust Fund as of the record date of such dividend (other than cash dividends paid on shares held in the Unallocated Reserve) will be allocated among the Subaccounts and the portion allocated to each Subaccount will be added to balance of the Subaccount as soon as administratively practicable after such dividends are paid into the Trust Fund. The portion of such cash dividends allocated to each Participant Subaccount will be determined by multiplying the total cash dividends
          (other than cash dividends paid on shares held in the Unallocated Reserve) by a fraction, the numerator of which is the number of shares of Company Stock credited to the Subaccount as of the date the dividends are paid into the Trust Fund (or as of such other date as may be established by the Company) and the denominator of which is the total number of shares of Company Stock held in all Participant Subaccounts as of the date the dividends are paid into the Trust Fund (or as of such other date as may be established by the Company).

          The cash dividends paid on shares of Company Stock held in the Unallocated Reserve as of the record date of such dividend will be credited to the Unallocated Reserve and will thereafter be applied to any payment due for the Plan Year on the Exempt Loan.

     (c) Stock Dividends and Splits. The stock dividends paid on shares of Company Stock credited to any Subaccount of a Participant as of the record date of such dividend, and stock splits or reverse stock splits with respect to shares of Company Stock credited to any Subaccount of a Participant as of the record date of such split, will be added to the balance of the Subaccount as soon as administratively practicable after the additional shares resulting from such stock dividend, stock split or reverse stock split are paid into the Trust Fund.

          The stock dividends paid on shares of Company Stock held in the Unallocated Reserve as of the record date of such dividend, and stock splits or reverse stock splits with respect to shares of Company Stock held in the Unallocated Reserve as of the record date of such dividend, will be credited to the Unallocated Reserve.

     (d) Gain or Loss on Investment Funds. The gain or loss on the mutual funds or other investment options in which ESOP Diversified Subaccounts and Predecessor Plan Subaccounts are invested will be reflected in such Subaccounts as provided in Sec. 8.2.2.

     (e) Loan Interest Payments. The interest payments received on a loan made to a Participant will be added to the balance of the appropriate Subaccount as soon as administratively practicable after such interest payments are paid into the Trust Fund. Interest accrued but unpaid on a loan on the date of any distribution from a Subaccount against which the loan is to be offset will be added to the balance of the Subaccount prior to such offset (or as of such earlier date as may be specified in the loan procedures for the participant loan program).
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     (f)  Withdrawals and Distributions.  The withdrawals and
          distributions made from a Subaccount will be subtracted from the balance of the Subaccount as of the date the withdrawal or distribution is made from the Trust Fund.

     Any items of income, gain or loss, or expense not provided for under the above provisions and not applied to pay expenses of the Plan will be allocated among the Subaccounts in accordance with rules prescribed for this purpose by the Company and the portion allocated to each will be added to or subtracted from the Subaccount as of the date established by the Company.

7.2.2     Annual Adjustments for Non-Matching
     Contributions/Shares Released from Unallocated Reserve. The shares of Company Stock released from the Unallocated
     Reserve for a Plan Year will be allocated among the ESOP Non-Matching Stock Subaccounts of the eligible Participants (as defined in Sec. 5.2.3) and the shares allocated to each such Subaccount will be added to the balance of the Subaccount as of the last Valuation Date in the Plan Year. The number of shares of Company Stock allocated to the ESOP Non-Matching Stock Subaccount of each eligible Participant will be determined by multiplying the number of shares of Company Stock released from the Unallocated Reserve by a fraction, the numerator of which is the Certified Earnings of the eligible Participant for the Plan Year and the denominator of which is the Certified Earnings of all eligible Participants for the Plan Year.

     Any Non-Matching Contribution that is allocated to a Participant under Sec. 5.2.2 (and not applied to an Exempt
     Loan) will be added to the balance of the ESOP Non-Matching
     Stock Subaccount of the Participant as of the last Valuation
     Date in the Plan Year.

7.2.3 Processing Transactions Involving Accounts. Accounts shall be adjusted to reflect contributions, distributions and other transactions as provided in Sec. 7.2.1. However, all information necessary to properly reflect a given transaction in the Subaccounts may not be immediately available, in which case the transaction will be reflected in the Subaccounts when such information is received and processed. Further, subject to express limits that may be imposed under the Code, the Company reserves the right to delay the processing of any contribution, distribution or other transaction for any legitimate business reason (including, but not limited to, failure of systems or computer programs, failure of the means of the transmission of data, force majeure, the failure of a service provider to timely receive net asset values or prices, or to correct for its errors or omissions or the errors or omissions of any service provider). With respect to any contribution, distribution or other transaction, the processing date of the transaction will be considered the applicable Valuation Date for that transaction and will be binding for all purposes of the Plan.
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7.3  Statements.  The Company may cause benefit statements to be issued from time to time advising Participants of the status of their Accounts, but it is not required to issue benefit statements and the issuance of such benefit statements (and any errors that may be reflected on benefit statements) will not in any way alter or affect the rights of Participants with respect to the Trust Fund.

7.4  Voting Rights on Company Stock.

7.4.1 Voting of Allocated Shares. A Participant (or Beneficiary of a deceased Participant) may instruct the Trustee as to how to vote shares of Company Stock credited to his/her Account on any matter submitted for a vote to shareholders of the Company. The number of shares with respect to which a Participant may provide voting instructions will equal the number of full and fractional shares credited to his/her Account as of the record date for determining the shareholders entitled to vote at the shareholder meeting. The Company will cause the proxy materials that are sent to shareholders to be sent to Participants prior to the shareholders meeting at which the vote is to be cast. The Company or Trustee will establish a deadline by which instructions must be received from Participants; the Trustee will tabulate the instructions received by that deadline, will determine the number of votes for and against each proposal, and will vote the allocated shares in accordance with the directions received.

     A Participant (or Beneficiary) will be a "named fiduciary" to the extent of the voting control granted to the Participant under this Section.

7.4.2 Voting of Unallocated Shares/Shares for Which Directions Not Received. The Trustee will vote all shares of Company Stock held in the Unallocated Reserve (if any) and all shares of Company Stock credited to Accounts for which instructions from the Participants (or Beneficiaries) have not been received by the established deadline in the same proportion as the vote cast pursuant to Sec. 7.4.1.

7.4.3 Effective Date. The voting procedures specified above will apply with respect to the vote cast on any matter where the record date established for determining the shareholders entitled to vote falls on or after October 1, 1998. The voting procedures in effect under this Plan (then called the Savings and Investment Plan) immediately prior to April 1, 1998, will apply with respect to any other vote.

7.5  Tender or Exchange Offers Regarding Company Stock.
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Page 20

7.5.1 Tender of Allocated Shares. A Participant (or Beneficiary of a deceased Participant) may instruct the Trustee as to whether or not to tender or exchange shares of Company Stock credited to his/her Account in any tender or exchange offer for shares of Company Stock. The number of shares with respect to which a Participant may provide instructions will equal the number of full and fractional shares credited to his/her Account as of a date established by the Company that precedes the date on which a response is required to the offer (with appropriate adjustments to reflect subsequent transactions with respect to the Account). The Company will use reasonable efforts to cause each Participant to be sent a notice of the terms of any tender or exchange offer, and to be provided with forms by which the Participant may instruct the Trustee to tender shares of Company Stock credited to his/her Account, to the extent permitted under the terms of such offer. The Company or Trustee will establish a deadline by which instructions must be received from Participants; the Trustee will tabulate the instructions received by that deadline, will determine the number of shares to tender and retain, and will tender or retain the allocated shares in accordance with the directions received.

     A Participant (or Beneficiary ) may not instruct the Trustee to tender or exchange some but less than all of the shares of Company Stock credited to his/her Account, and an instruction to tender or exchange less than all will be deemed to be an instruction not to tender or exchange any shares of Company Stock credited to his/her Account.

     A Participant (or Beneficiary) will be a "named fiduciary" to the extent of the investment control granted to the Participant under this Section.

7.5.2 Tender of Unallocated Shares/Shares for Which No Directions Received. The Trustee will tender or exchange, or retain, shares of Company Stock held in the Unallocated Reserve (if any) and shares of Company Stock credited to Participant Accounts for which instructions from the Participant (or Beneficiary) have not been received by the established deadline, in the same proportion as the decision made in Sec. 7.5.1.


ARTICLE VIII

INVESTMENT OF ACCOUNTS

8.1 Investment in Company Stock. The Subaccounts (other than an ESOP Diversified Subaccount or a Predecessor Plan Subaccount) will be invested in shares of Company Stock; except that, such Subaccounts may be invested in cash or other short-term investments pending investment in Company Stock and may be invested in a loan made pursuant to any participant loan program adopted by the Company. All shares of Company Stock held under the Plan will be held in the name of the Trustee or the nominee of the Trustee.

     The portion of the Plan consisting of the ESOP Subaccounts is intended to qualify as an employee stock ownership plan and thus is designed to invest in Company Stock except to the extent otherwise provided under this Plan.
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8.2  Investment in Other Investment Options.

8.2.1 Investment Options. A Participant (or Beneficiary following the death of the Participant) will be allowed to direct the investment of his/her ESOP Diversified Subaccounts and Predecessor Plan Subaccounts among the mutual funds or other investment options available under the Plan. The Company will determine the mutual funds or other investment options that will be made available under the Plan for such investment (which may include a pooled investment fund that is designed to invest primarily in Company Stock if deemed appropriate by the Company), and may at any time add to or remove from the mutual funds or other investment options; provided that, at least three (3) mutual funds or other investment options will be available at all times.

8.2.2 Investment Gains or Losses. Investment gains or losses of the Trust Fund with respect to an investment option will be allocated as follows:

     (a) In the case of any mutual fund, the value of that portion of a Subaccount invested in the mutual fund as of any date will equal the value of a share in such fund multiplied by the number of shares credited to the Subaccount.

     (b) In the case of any pooled investment fund, gains or losses on the pooled investment fund will be allocated among the Subaccounts in proportion to the value of that portion of each Subaccount invested in such fund immediately prior to the allocation, and the gain or loss allocated to each will be credited to or charged against the Subaccount. Alternatively, unit values may be established for a pooled investment fund in accordance with investment rules prescribed for this purpose by the Company, and the value of that portion of a Subaccount invested in a pooled investment fund will equal the value of a unit in such fund multiplied by the number of units credited to the Subaccount.

     (c) In the case of any investment that is held specifically for a Subaccount, any gain or loss on such investment will be credited to or charged against the Subaccount.

     Any investment gain or loss of the Trust Fund that is not directly attributable to the investment of the Account of any Participant (including, for example, any "float" earned on the disbursement account established for the Plan and not treated as part of the compensation of the Trustee or paying agent for the Plan, and any 12b-1 or similar fees paid to the Plan) will be applied to pay administrative expenses of the Plan, with any excess remaining at the close of the Plan Year being allocated among the Accounts in accordance with rules established for this purpose by the Company.
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8.2.3     Investment Direction Procedures.  Investment directions
     may be given with such frequency as is deemed appropriate by the Company, and must be made in such percentage or dollar increments, in such manner and in accordance with such rules as may be prescribed for this purpose by the Company (including by means of a voice response or other electronic system under circumstances so authorized by the Company).
     All investment directions will be complete as to the terms of the investment transaction and will remain in effect until a new investment direction is filed by the Participant.

8.2.4 Processing Investment Transactions. Investment directions will be processed as soon as administratively practicable after proper investment directions are received from the Participant. Neither the Plan nor the Company provides a guarantee that investment directions will be processed on a daily basis, or provides a guarantee in any respect as to the processing time of an investment direction. Notwithstanding the general provisions of Sec. 7.2.1, the Company reserves the right to not value an investment option or a Subaccount on any given Valuation Date for any reason deemed appropriate by the Company. The Company further reserves the right to delay the processing of any investment transaction for any legitimate business reason (including, but not limited to, failure of systems or computer programs, failure of the means of the transmission of data, force majeure, the failure of a service provider to timely receive values or prices, to correct for its errors or omissions or the errors or omissions of any service provider). With respect to any investment transaction, the processing date of the transaction will be considered the applicable Valuation Date for that transaction and will be binding for all purposes of the Plan.

8.3 Reinvestments to Satisfy Diversification Rules. Starting January 1, 1999, a Participant who has both attained age fifty-five (55) and completed ten (10) years of service with the Company or an Affiliate (while it is an Affiliate) may elect to convert all or any number of his/her reinvestment eligible shares to cash and have such cash credited to the appropriate ESOP Diversified Subaccount to be invested in the mutual funds or other investment options then available under the Plan. For this purpose, service will include the last period of uninterrupted service with a Predecessor Employer if a defined contribution plan of the Predecessor Employer is merged into this Plan or if the account balance of the Participant under a defined contribution plan of the Predecessor Employer is transferred to this Plan.

     The "reinvestment eligible shares" for this provision are all shares of Company Stock held in the ESOP Subaccounts of the Participant.

     A diversification election under this Section will be drawn from the ESOP Subaccounts in the following order: ESOP Tax Credit Stock Subaccount, ESOP Before-Tax Stock Subaccount, ESOP Matching Stock Subaccount, ESOP Non-Matching Stock Subaccount, and ESOP Voluntary Stock Subaccount.
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8.4  Source of Payments on an Exempt Loan.  If an Exempt Loan is
     outstanding, a Non-Matching Contribution will be made for the Plan Year in an amount at least sufficient to make the payment due on the Exempt Loan to the extent that such payment cannot be made from cash dividends paid on shares of Company Stock held in the Unallocated Reserve. Before-Tax Contributions, Matching Contributions, and dividends paid on shares allocated to Participant Accounts will not be used to make payments on an Exempt Loan.

8.5 Participant Loan Program. The Company may establish a participant loan program in accordance with ERISA
      408(b)(1), the terms and conditions of which will be determined by the Company and set forth in written loan procedures that will be deemed to form part of the Plan. The rules and regulations will apply on a uniform basis to all Participants, and will not allow for an offset against the balance of an Account upon default of a loan prior to the date distributions are permitted under the Code (regardless of whether a prior taxable event occurs in
     connection with the loan under Code   72(p)).

8.6 Valuation of Non-Traded Shares. If shares of Company Stock cease to be readily tradable on an established securities market, all valuations of such shares for purposes of the Plan will be performed by an independent appraiser as
     provided in Code   401(a)(28)(C).


ARTICLE IX

VESTING

     A Participant will have a fully vested and nonforfeitable interest at all times in his/her Account under this Plan.


ARTICLE X

WITHDRAWALS WHILE EMPLOYED

10.1 Withdrawals for Hardship.

10.1.1 Withdrawal. A Participant may make a withdrawal from an available Subaccount prior to the date he/she attains age fifty-nine and one-half (59 1/2) if the withdrawal is on account of an immediate and heavy financial need and the withdrawal is needed to alleviate the financial need; provided that, a withdrawal will not be allowed of a cash amount less than one thousand dollars ($1,000) or of a number of shares of Company Stock with a fair market value less than one thousand dollars ($1,000) (or the total amount available for withdrawal if less than such amount); provided further that, no more than one withdrawal will be allowed in any Plan Year.
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10.1.2    Available Subaccounts/Ordering.  A withdrawal under
     this Section will be made from the following Subaccounts and in the following order: Tax-Credit Subaccount, ESOP Before-Tax Stock Subaccount, SIP Before-Tax Stock Subaccount, Rollover Subaccount, and Voluntary Subaccount; provided that, a Participant may elect to receive a withdrawal from his/her Voluntary Subaccount regardless of the otherwise applicable ordering rules.

     Any contrary provision notwithstanding, a withdrawal from the SIP Before-Tax Stock Subaccount may not exceed an amount equal to the balance of such Subaccount as of December 31, 1988, plus the amount of the additional Before-Tax Contributions credited to such Subaccount after December 31, 1988, reduced by the amount previously withdrawn from such Subaccount on account of hardship; and a withdrawal from the ESOP Before-Tax Stock Subaccount may not exceed an amount equal to the amount of the Before-Tax Contributions credited to such Subaccount (regardless of whether such amounts have been reinvested pursuant to Sec. 8.3), reduced by the amount previously withdrawn account of hardship from such Subaccount.

10.1.3 Immediate and Heavy Financial Need. A withdrawal will be deemed to be on account of an immediate and heavy financial need only if the withdrawal is for one of the following reasons:

     (a)  Expenses for medical care (as defined in Code   213(d))
          incurred by the Participant, the Spouse of the Participant, or any dependent (as defined in Code
           152) of the Participant, or expenses necessary for any of such persons to obtain such medical care.

     (b) Costs directly related to the purchase of the principal residence of the Participant (excluding mortgage payments).

     (c) Payment of tuition, related educational fees and room and board expenses for the next semester or quarter of post-secondary education for the Participant or the
          Spouse, child, or dependent (as defined in Code   152)
          of the Participant.

     (d) To prevent the eviction of the Participant from his/her principal residence or foreclosure on the mortgage of the principal residence of the Participant.

10.1.4 Needed to Alleviate Need. A withdrawal will be deemed to be needed to alleviate an immediate and heavy financial need only if:

     (a) The withdrawal amount does not exceed the amount of the immediate and heavy financial need (plus the amount necessary to pay any federal, state or local income taxes or penalties reasonably expected to result from the withdrawal as determined by the Company).

     (b) The Participant has obtained all distributions (other than hardship distributions) and all nontaxable loans currently available under all plans maintained by the Company or an Affiliate.
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     (c)  The Participant agrees that the Before-Tax
          Contributions to this Plan, and the elective and employee contributions under all other qualified and nonqualified plans of deferred compensation (including stock option, stock purchase or similar plan) maintained by the Company or an Affiliate, will be suspended for at least twelve (12) months after the receipt of the hardship distribution.

     (d) For the calendar year immediately following the calendar year of the withdrawal, the Participant may not make contributions under all plans maintained by the Company or any Affiliate in excess of the
          applicable limit under Code   402(g) for such next
          calendar year less the amount of his/her elective contributions for the calendar year of the hardship distribution.

10.1.5 Medium of Withdrawal. A withdrawal will be made in the following medium at the election of the Participant:

               (a)  Fully in cash; or

               (b) Fully in whole shares of Company Stock (with any fractional share in cash).

10.2 Withdrawals After Age 59 1/2.

10.2.1 Withdrawals. A Participant may make a withdrawal from an available Subaccount for any reason after he/she attains age fifty-nine and one-half (59 1/2); provided that, a withdrawal will not be allowed of a cash amount less than one thousand dollars ($1,000) or of a number of shares of Company Stock with a fair market value less than one-thousand dollars ($1,000) (or the total amount available for withdrawal if less than such amount); provided further that, no more than one withdrawal will be allowed in any Plan Year.

10.2.2 Available Subaccounts/Ordering. A withdrawal under this Section will be made from the Subaccounts in the following order: ESOP Before-Tax Diversified Subaccount, ESOP Matching Diversified Subaccount, ESOP Non-Matching Diversified Subaccount, ESOP Tax Credit Diversified Subaccount, ESOP Before-Tax Stock Subaccount, ESOP Matching Stock Subaccount, ESOP Non-Matching Stock Subaccount, ESOP Tax Credit Stock Subaccount, SIP Before-Tax Stock Subaccount, SIP Matching Stock Subaccount, Rollover Subaccount, ESOP Voluntary Diversified Subaccount and ESOP Voluntary Stock Subaccount; provided that, a Participant may elect to receive a distribution from a Voluntary Subaccount regardless of the otherwise applicable ordering rules.

10.2.3 Medium of Withdrawal. A withdrawal will be made in the following medium at the election of the Participant:

               (a)  Fully in cash; or

               (b) Fully in whole shares of Company Stock (with any fractional share in cash).
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10.3 Withdrawals from Predecessor Plan Accounts.  A Participant may make a withdrawal from a Predecessor Plan Subaccount as provided on the List of Predecessor Plan Accounts for the Plan.

10.4 Withdrawal Procedures. A withdrawal request must be made in such manner and in accordance with such rules as may be prescribed for this purpose by the Company (including by means of a voice response or other electronic system under circumstances authorized by the Company).


ARTICLE XI

DISTRIBUTIONS AFTER TERMINATION

11.1 Benefit on Termination of Employment. A Participant will be eligible to receive a distribution of the balance of his/her
     Account following his/her Termination of Employment in accordance with the terms of this Article.

11.2 Time, Form and Medium of Distribution.

11.2.1 Time of Distribution. A distribution will be made (or distributions will commence) as soon as administratively practicable after the Participant files a request for distribution following his/her Termination of Employment, but not later than sixty (60) days after the close of the Plan Year in which he/she attains Normal Retirement Age (or in which his/her Termination of Employment occurs, if later).

11.2.2 Form of Distribution. A distribution will be made in the following form:

          (a) Retirements. If the Termination of Employment is a normal retirement or an early retirement under the ADM Retirement Plan, or if the Participant is receiving disability payments under any long-term disability plan maintained by the Company or an Affiliate, payment will be made in either of the following forms at the election of the Participant:

                         (1)  A single-sum distribution of the
                    full balance of his/her Account; or

                    (2)  Two or more partial distributions each
               of which (other than the final distribution) is not less than one-thousand dollars ($1,000) or a number of shares of Company Stock with a fair market value of not less than one-thousand dollars ($1,000); provided that, no more than one distribution may be made in any calendar year.

          (b) Vested Terminations. In all other cases, the distribution will be in the form of a single-sum distribution of the full balance of his/her Account
          (partial distributions are not permitted).

11.2.3    Medium of Distribution.  A distribution (other than
     from a Predecessor Plan Account) will be made in the
     following medium at the election of the Participant:
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               (a)  Fully in cash;

               (b) Fully in whole shares of Company Stock (with any fractional share in cash); or

               (c) Partly in cash and partly in whole shares of Company Stock.

     A distribution from a Predecessor Plan Subaccount will be made in cash unless otherwise specified in the List of Predecessor Plan Accounts for the Plan.

11.2.4 Default Upon Failure to Request Distribution. If the Participant fails to file a distribution request, a distribution will be made as soon as administratively practicable after the Participant attains Normal Retirement Age (or after his/her Termination of Employment occurs, if later) in the form of a single-sum distribution in whole shares of Company Stock to the extent the Account is then invested in shares of Company Stock (with the balance in cash).

11.2.5 Ordering. A partial distribution will be drawn from the Subaccounts in the following order: ESOP Before-Tax Diversified Subaccount, ESOP Matching Diversified Subaccount, ESOP Non-Matching Diversified Subaccount, ESOP Tax Credit Diversified Subaccount, ESOP Before-Tax Stock Subaccount, ESOP Matching Stock Subaccount, ESOP Non-Matching Stock Subaccount, ESOP Tax Credit Stock Subaccount, SIP Before-Tax Stock Subaccount, SIP Matching Stock Subaccount, Rollover Subaccount, ESOP Voluntary Diversified Subaccount and ESOP Voluntary Stock Subaccount; provided that, a Participant may elect to receive a distribution from a Voluntary Subaccount regardless of the otherwise applicable ordering rules.

11.3 Cash-Out of Small Accounts. Any contrary provision notwithstanding, if the value of a Participant's Account does not exceed the cash-out amount (as defined below), and the value of the Account did not exceed the cash-out amount immediately prior to any previous distribution to the Participant, a single-sum distribution of the full balance of the Account will be made to the Participant as soon as administratively practicable after his/her Termination of Employment. If the Participant fails to file an election as to the medium of distribution, the distribution will be made in whole shares of Company Stock to the extent the Account is invested in Company Stock (with the balance in cash).

     The "cash-out amount" is $3,500 prior to, and is $5,000 on and after, January 1, 1998.
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11.4 Minimum Distribution Rules.  Any contrary provision
     notwithstanding, distributions will be made as necessary to comply with the minimum distribution rules of Code
     401(a)(9) (including the incidental death benefit rules of
     Code   401(a)(9)(G)).  To calculate the minimum distribution
     for the first year, the initial life expectancy (or joint
     life and last survivor expectancy) will be determined based on the age of the Participant and his/her Beneficiary on the birthday in the calendar year in which the Participant attains 70 1/2 (or retires, if later) using the expected return
     multiples in Tables V and VI of Treas. Reg.   1.72-9 or, if
     applicable, the appropriate minimum distribution incidental
     benefit table in Prop. Treas. Reg.   1.401(a)(9)-2.  To
     calculate the minimum distribution for each succeeding year, the initial life expectancy (or joint life and last survivor expectancy) will be reduced by one for each succeeding year (and life expectancies will not be redetermined each year).
     A minimum distribution will be drawn from the Subaccounts in the order specified in Sec. 11.2.5.

 11.5 Distribution Procedures. A distribution request must be made in such manner and in accordance with such rules as may be prescribed for this purpose by the Company (including by means of a voice response or other electronic system under circumstances authorized by the Company).


ARTICLE XII

DISTRIBUTIONS AFTER DEATH

12.1 Benefit on Death. The Beneficiary of a Participant will be eligible to receive a distribution of that portion of the balance (or remaining balance) of the Participant's Account allocated to such Beneficiary following the Participant's death in accordance with the terms of this Article.

12.2 Time, Form and Medium of Distribution.

12.2.1 Time of Payment. A distribution will be made as soon as administratively practicable after the death of the Participant and the entitlement of the Beneficiary has been determined by the Company.

12.2.2 Form of Distribution. A distribution will be made in the form of a single-sum distribution of the full balance payable to the Beneficiary.

12.2.3 Medium of Distribution. A distribution (other than from a Predecessor Plan Subaccount) will be made in the following medium, at the election of the Beneficiary:

               (a)  Fully in cash;

          (b) Fully in whole shares of Company Stock (with any fractional share paid in cash); or

               (c) Partly in cash and partly in whole shares of Company Stock;
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Page 29
     A distribution from a Predecessor Plan Subaccount will be made in cash unless otherwise specified in the List of Predecessor Plan Accounts for the Plan.

12.2.4 Default Upon Failure to Request Distribution. If the Beneficiary fails to file an election as to the medium of distribution, a distribution will be made in whole shares of Company Stock to the extent the Account is then invested in Company Stock (with the balance in cash).

12.3 Beneficiary Designation.

12.3.1 General Rule. A Participant may designate any person (natural or otherwise, including a trust or estate) as his/her Beneficiary to receive any balance remaining in his/her Account when he/she dies, and may change or revoke a Beneficiary designation previously made without the consent of any Beneficiary named therein.

12.3.2    Special Requirements for Married Participants.  If a
     Participant has a Spouse at the time of death, such Spouse will be his/her Beneficiary unless:

     (a) The Spouse has consented in writing to the designation of a different Beneficiary;

     (b) The Spouse's consent acknowledges the effect of such designation; and

     (c) The Spouse's consent is witnessed by a notary public or an authorized representative of the Plan.

     Consent of a Spouse will be deemed to have been obtained if it is established to the satisfaction of the Company that such consent cannot be obtained because the Spouse cannot be located, or because of such other circumstances as may be prescribed by the Secretary of Treasury. A consent by a Spouse will be effective only with respect to such Spouse, and cannot be revoked. A Beneficiary designation that has received spousal consent cannot be changed without spousal consent.

12.3.3    Form and Method of Designation.  A Beneficiary
     designation must be made on such form and in accordance with such rules as may be prescribed for this purpose by the Company. A Beneficiary designation will be effective (and will revoke all prior designations) only if it is received by the Company (or if sent by mail, the post-mark of the mailing is) prior to the date of death of the Participant. The Company may rely on the latest Beneficiary designation on file with it (or may direct that payment be made pursuant to the default provision of the Plan if an effective designation is not on file) and will not be liable to any person making claim for such payment under a subsequently filed Beneficiary designation or for any other reason.
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12.3.4    Default Designation.  If a Beneficiary designation is
     not on file with the Company, or if no designated
     Beneficiary survives the Participant, the Beneficiary will be the person or persons surviving the Participant in the first of the following classes in which there is a survivor, share and share alike:

       (a)  The Participant's Spouse.

          (b) The Participant's children, except that if any of the Participant's children predecease the Participant but leave issue surviving the Participant, such issue will take by right of representation the share their parent would have taken if living.

       (c)  The Participant's parents.

       (d)  The Participant's brothers and sisters.

       (e)  The Participant's estate.

     The identity of the Beneficiary in each case will be determined by the Company.

12.3.5 Successor Beneficiary. If a Beneficiary survives the Participant but dies before receiving the full balance to which he/she is entitled, the remaining balance will be payable to the surviving contingent Beneficiary designated by the Participant or otherwise to the estate of the deceased Beneficiary.

12.3.6 Special Rule for Predecessor Plan Accounts. A Beneficiary designation in effect under a predecessor plan immediately prior to its merger into this Plan or transfer of account balance to this Plan will be deemed to be valid under this Plan with respect to the resulting Predecessor Plan Subaccount (and only such subaccount) unless and until changed or revoked by the Participant.

12.4 Multiple Beneficiaries. If more than one Beneficiary is entitled to benefits following the death of a Participant, the interest of each will be segregated for purposes of applying this Article.

12.5 Minimum Distribution Rules. Any contrary provision notwithstanding, distributions after the death of the Participant will be made as necessary to comply with the
     minimum distribution rules of Code   401(a)(9) (including
     the incidental death benefit rules of Code   401(a)(9)(G)).
     To comply with such minimum distribution rules, distribution of the full balance payable to all Beneficiaries will be made not later than the last day of the calendar year in which falls the fifth (5th) anniversary of the date the Participant dies.

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ARTICLE XIII

MISCELLANEOUS BENEFIT PROVISIONS

 13.1     Valuation of Accounts Following Termination of
     Employment.

13.1.1 Continued Adjustment of Accounts. If a distribution of all or any portion of an Account is deferred or delayed for any reason, the Account will continue to be adjusted to reflect increases or decreases in the value of Company Stock, dividends, and other investment gains or losses in accordance with the terms of the Plan.

13.1.2 Segregation of Accounts/Disbursement Accounts. If shares of Company Stock or other investments of an Account are liquidated to allow for a distribution, the resulting proceeds may be credited to a segregated account maintained under the Plan for the benefit of the person to whom the distribution is to be made, and any investment gains or losses on such segregated account will be allocated solely to such segregated account (and the Accounts of other Participants or Beneficiaries will not be affected by such investment gains or losses). Any such segregated account may be held uninvested in cash, or invested in an interest-bearing account or other short-term investment as directed by the Company pending distribution from the Plan.

     A disbursement account also will be established for the Plan (either with the Trustee, any affiliate of the Trustee, or any third party bank selected by the Company) to allow for any distributions from the Plan. Such disbursement account is separate and distinct from any segregated account established under the prior paragraph, and any interest or other income earned on such disbursement account will inure to the benefit of the Plan and not the Participant. Such interest or other income will be applied to pay administrative expenses of the Plan or, pursuant to agreement with the Trustee or paying agent for the Plan, will be treated as part of the compensation of the Trustee or paying agent for the Plan. In any event, a Participant will have no claim to any income on any disbursement account established for the Plan.

13.2 Direct Rollover Option. A distribution to a Participant, the surviving Spouse of a Participant, or an alternate payee under a qualified domestic relations order who is the Spouse or former Spouse of a Participant may be made in the form of a direct rollover to an individual retirement account or annuity described in Code 408 or to another qualified plan described in Code 401(a); except that, a qualified plan is not available as a rollover alternative in the case of the surviving Spouse of the Participant. A direct rollover will be allowed only to the extent that the distribution is an "eligible rollover distribution" (as defined in Code
     402(f)) (e.g., an eligible rollover distribution does not include a hardship distribution, a distribution that is part of a series of installments payable over a period of ten
     (10) years or more or a distribution that is required under
     Code   401(a)(9)).  The recipient of
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     an eligible rollover distribution must provide the Company with the information necessary to accomplish the direct rollover in such manner and in accordance with such rules as may be prescribed for this purpose by the Company (including by means of a voice response or other electronic system under circumstances authorized by the Company).

 13.3 Missing Participants or Beneficiaries. A Participant or Beneficiary must maintain his/her most recent post office address on file with the Company. Any communication addressed to the Participant or Beneficiary at the post office address on file with the Company will be binding on the Participant or Beneficiary for all purposes of the Plan, and the Company is not obligated to search for any Participant or Beneficiary. If a Participant or Beneficiary fails to claim any amount payable under the Plan (or fails to cash any check drawn on the disbursement account established for the Plan), such amount will be forfeited by the Participant or Beneficiary at such time as is deemed appropriate by the Company (or, in the case of any amount outstanding from the disbursement account, such amount will escheat to the state in accordance with applicable law, and the Participant or Beneficiary thereafter will have no further claim for such amount against the Plan), or may be disposed of in such other equitable manner as is deemed appropriate by the Company. Any forfeited amounts shall be applied to reduce Matching Contributions made to the Plan. If a Participant or Beneficiary claims a forfeited amount prior to termination of the Plan, the value forfeited (measured as of the date of the forfeiture) shall be restored to the Participant or Beneficiary (without adjustment for subsequent income or appreciation). The Company shall make an additional contribution to the Plan as necessary to provide for the restoration.

13.4 Distribution in Event of Certain Corporate Transactions.
     The Company or an Affiliate may from time to time sell an interest in a subsidiary. The Company or an Affiliate also may from time to time sell a facility, division or service line and, in connection with such sale, a Participant may terminate his/her employment with the Company and become an employee of the purchaser of such facility, division or service line. In either event, the Company will determine whether a separation from service has occurred that
     satisfies the requirements of Code   401(k)(2)(B)(i)(I) and
     thus whether there has been a Termination of Employment that allows a distribution from the Plan. If the Company determines that there has not been a separation from service, the Company, in its sole discretion may nonetheless allow affected Participants to receive a distribution of their Account if it determines that either of the following events has occurred:

     (a) There has been a sale by the Company or an Affiliate (provided it is a corporation) of substantially all of
          the assets (within the meaning of Code   409(d)(2))
          used in a trade or business to another corporation.

     (b)  There has been a sale by the Company or an Affiliate
          (provided it is a corporation) of an interest in a
          subsidiary (within the meaning of Code   409(d)(3)).

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     A distribution under this provision will be allowed only in the form of a single-sum payment to be made as of the date established by the Company that is not later than the last day of the Plan Year following this event.

13.5 Distribution to Alternate Payee. An alternate payee under a qualified domestic relations order (each as defined in Code 414(p)) may elect to receive a lump-sum distribution of the amount assigned to such individual under the order as soon as administratively practicable after the Company has determined that the order is a qualified domestic relations order (and all time for appeal of such decision has expired), or as of such later date as may be specified in the order, without regard to whether such distribution is made prior to the earliest retirement age (as defined in
     Code   414(p)).  If the amount assigned to the alternate
     payee under a qualified domestic relations order does not exceed five thousand dollars ($5,000), such amount will be paid to the alternate payee in a lump-sum distribution as soon as administratively practicable after the date specified above and a delayed distribution option will not be available to the alternate payee.

13.6 Brokerage Fees. Any brokerage fees incurred to accommodate any distribution in cash that requires that shares of Company Stock be sold to allow for such distribution (other than a distribution of cash in lieu of a fractional share) will be reduced to reflect any broker fees incurred on the sale of Company Stock.

13.7 Put Option; Other Restrictions on Company Stock.

13.7.1 Put Option. If shares of Company Stock are either not readily tradable on an established securities market or are subject to a trading limitation when such shares are distributed, such shares will be subject to a "put option" as follows:

     (a) The put option will be to the Company; provided that, the Trustee may at its discretion cause the Plan to voluntarily assume the rights and obligations of the Company with respect to the put option.

     (b) The put option may be exercised only by the distributee (whether the Participant, Beneficiary or alternate payee), any person to whom the shares have passed by gift from the distributee or any person (including an estate or distributee of an estate) to whom the shares have passed on the death of the distributee.

     (c)  The put option may be exercised only during the fifteen
          (15) month period beginning on the date the shares are distributed from the Plan; provided that, the exercise period will be extended by the number of days during such period that the holder is unable to exercise the put option because the Company is prohibited from honoring the put option by federal or state law.

     (d) The put option may be exercised by written notice of exercise to the Company made on such form and in accordance with such rules as may be prescribed for this purpose by the Company.
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     (e)  The Company will honor a put option by paying to the
          holder the fair market value either in a single lump sum or substantially equal installments (bearing a reasonable rate of interest and providing adequate security to the holder) over a period beginning within thirty (30) days following the date the put option is exercised and ending not more than five (5) years after the date the put option is exercised.

     A "trading limitation" means a restriction under any federal or state securities law or under any agreement affecting the shares that would make the shares not as freely tradable as shares not subject to such restriction.

13.7.2 Other Restrictions. No other options, buy-sell arrangements, puts, call, rights of first refusal or other restrictions on alienability will attach to any shares of Company Stock acquired with the proceeds of an Exempt Loan and held in the Trust Fund or distributed from the Plan, whether or not this Plan continues to be an employee stock ownership plan.

13.8 No Other Benefits. No benefits other than those specifically provided for in the Plan document will be provided under the Plan.

13.9 Source of Benefits. All benefits to which any person becomes entitled under the Plan will be provided only out of the Trust Fund and only to the extent that the Trust Fund is adequate therefor. The Participants and Beneficiaries assume all risk connected with any decrease in the market value of shares of Company Stock or any other assets held under the Plan, and the Company and its Affiliate do not in any way guarantee the Trust Fund against any loss or depreciation, or the payment of any amount, that may be or become due to any person from the Trust Fund.

13.10 Incompetent Payee. If a person entitled to payments hereunder is in the opinion of the Company unable to care for his/her affairs because of a mental or physical condition, any payment due such person may be made to such person's guardian, conservator, or other legal personal representative upon furnishing the Company with evidence satisfactory to the Company of such status. Prior to the furnishing of such evidence, the Company may cause payments due the person to be made, for such person's use and benefit, to any person or institution then in the opinion of the Company caring for or maintaining the person. The Company will have no liability with respect to payments so made and will have no duty to make inquiry as to the competence of any person entitled to receive payments hereunder.

13.11 No Assignment or Alienation of Benefits. The interests of any person who is entitled to benefits under the Plan may not in any manner whatsoever be assigned or alienated, whether voluntarily or involuntarily, directly or indirectly, except as expressly permitted under Code
     401(a)(13).

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13.12     Payment of Taxes.  The Trustee may pay any estate,
     inheritance, income, or other tax, charge, or assessment attributable to any benefit payable hereunder which in the Trustee's opinion it will be or may be required to pay out of such benefit. The Trustee may require, before making any payment, such release or other document from any taxing authority and such indemnity from the intended payee as the Trustee will deem necessary for its protection.

13.13 Conditions Precedent. No person will be entitled to a benefit until his/her right to such benefit has been finally determined by the Company nor until he/she has submitted to the Company relevant data reasonably requested by the Company, including, but not limited to, proof of birth or death.

13.14 Delay of Distribution in Event of Stock Dividend or Split. The Company may direct that, no distribution will be made between the record date and the ex-date of any stock dividend, stock split or reverse stock split if the ex-date is after the record date.


ARTICLE XIV

TRANSFER OR REEMPLOYMENT

14.1 Transfer of Employment.

14.1.1    Transfers To Hourly Plan.  If a Participant in this
     Plan becomes a participant in the ADM Employee Stock
     Ownership Plan for Hourly Employees, the Company may arrange for transfer of his/her Account under this Plan to a comparable account under the ADM Employee Stock Ownership
     Plan for Hourly Employees.

14.1.2 Transfers From Hourly Plan. If a participant in the ADM Employee Stock Ownership Plan for Hourly Employees becomes an Eligible Employee, he/she will become an Active Participant in this Plan (and will cease to be a participant in the ADM Employee Stock Ownership Plan for Hourly Employees) effective for the first payroll period that begins in the calendar month after the date he/she becomes an Eligible Employee. All elections and designations made under the ADM Employee Stock Ownership Plan for Hourly Employees (including contribution elections and Beneficiary designations) will continue in effect under this Plan until modified or revoked in accordance with the terms of this Plan. The Company also may arrange for transfer of his/her account balance under such Plan to the comparable Accounts under this Plan.

14.2 Effect of Reemployment. If a Participant is reemployed by the Company or an Affiliate (while it is an Affiliate) before he/she has received full distribution of the balance of his/her Account, entitlement to a distribution will cease upon such reemployment, and will recommence in accordance with the terms of the Plan upon subsequent Termination of Employment.

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ARTICLE XV

TRUST FUND

15.1 Composition. The assets of the Plan will be held in trust by one or more Trustees appointed by the Company under one or more trust agreements. The Company may cause the assets held under any trust agreement to be divided into any number of parts for investment purposes or any other purpose deemed necessary or advisable for the proper administration of the Plan.

15.2 No Diversion. The Trust Fund will be maintained for the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan. No part of the corpus or income of the Trust Fund may be used for, or diverted to, purposes other than for the exclusive benefit of Employees or their Beneficiaries. Notwithstanding the foregoing:

     (a) If all or any portion of a contribution is made as a result of a mistake of fact, the Trustee will, upon written request of the Company, return such portion of the contribution to the Company within one year after its payment to the Trust Fund. Earnings attributable to such portion of the contribution (or portion thereof) will not be returned but will remain in the Trust Fund, and the amount returned will be reduced by any losses attributable to such portion of the contribution.

     (b)  Each contribution is conditioned upon the deductibility
          of the contribution under Code   404.  To the extent
          the deduction is disallowed, the Trustee will return such contribution to the Company within one year after the disallowance of the deduction; however, earnings attributable to such contribution (or disallowed portion thereof) will not be returned but will remain in the Trust Fund, and the amount returned will be reduced by any losses attributable to such contribution (or disallowed portion thereof).

     In the case of any such return of contribution, the Company will cause such adjustments to be made to the Accounts of Participants as it considers fair and equitable under the circumstances resulting in the return of such contribution.

15.3 Borrowing to Purchase Company Stock. The Plan may engage in an Exempt Loan that satisfies the following requirements:

     (a) Lender. The Exempt Loan may be made by the Company or any lender acceptable to the Company, and may be made or guaranteed by a party in interest (as defined in
          ERISA   3(14)) or a disqualified person (as defined in
          Code   4975).

     (b) Use of Loan Proceeds. The Exempt Loan must be used within a reasonable time after receipt to acquire shares of Company Stock for the Unallocated Reserve, or to repay a prior Exempt Loan, or for any combination of the foregoing purposes.
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     (c)  No Recourse Against Trust Fund.  The Exempt Loan must be without recourse against the Trust Fund except that:

          (1) The Company Stock acquired with the proceeds of the Exempt Loan may be pledged or otherwise used to secure repayment of the Exempt Loan, and

          (2) The Company Stock acquired with the proceeds of a prior Exempt Loan which is repaid with the proceeds of the Exempt Loan may be pledged or otherwise used to secure repayment of the Exempt
               Loan, and

          (3) Any cash contributions to the Plan that are made for the purpose of satisfying the obligations under the Exempt Loan (and earnings thereon) may be pledged or otherwise used to secure repayment of the Exempt Loan, and

          (4)  The earnings attributable to shares of Company
               Stock acquired with the proceeds of an Exempt Loan may be used to repay that Exempt Loan or any renewal or extension thereof, and

          (5) The earnings attributable to unallocated shares of Company Stock that were acquired with the proceeds of an Exempt Loan may be pledged or otherwise used as security for another Exempt Loan.

     (d) Term of Loan. The Exempt Loan must provide for principal and interest to be paid over a specific term.

     (e) Release of Shares from Unallocated Reserve. Payments on an Exempt Loan will result in release of shares from the Unallocated Reserve, with the number of shares released each Plan Year being determined in accordance with one of the following methods as directed by the
          Company:

          (1)  Principal and Interest Method.  The number of shares
               released from the Unallocated Reserve will equal the number of shares held in the Unallocated Reserve immediately before the release, multiplied by a fraction, the numerator of which is equal to the principal and interest payments made on the Exempt Loan for the Plan Year and the denominator of which is equal to the total principal and interest paid on the Exempt Loan for the current Plan Year and scheduled to be paid for all subsequent Plan Years. The number of future years for which principal and interest are payable under the Exempt Loan must be definitely ascertainable and must be determined without taking into Account any possible extensions or renewal periods. If the interest rate under the loan is variable, the amount of future interest payable will be calculated by using the interest rate in effect on the last day of the current Plan Year.
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          (2)  Principal Only Method.  The number of shares of
               Company Stock released from the Unallocated
               Reserve will be equal to the number of shares held in the Unallocated Reserve immediately before the release multiplied by a fraction, the numerator of which is equal to the principal payments made on the Exempt Loan for the Plan Year and the denominator of which is equal to the total principal outstanding on the Exempt Loan. This method may be used only if:

               (A) The Exempt Loan provides for principal and interest payments at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten (10) years.

               (B) If the Exempt Loan constitutes a renewal, extension or refinancing of a prior Exempt Loan, the sum of the expired duration of the prior Exempt Loan, the renewal period, the extension period, and the duration of the new Exempt Loan does not exceed ten years.

               (C) For purposes of this subsection, the amount of interest included in any payment is disregarded only to the extent that it would be determined to be interest under standard loan amortization tables.

     (f) Interest Rate. The Exempt Loan must bear interest at a fixed or variable rate that is not in excess of a reasonable rate of interest considering all relevant factors (including, but not limited to, the amount and duration of the loan, the security given, the guarantees involved, the credit standing of the Plan, the Company, and the guarantors, and the generally prevailing rates of interest).

     (g) Default. The Exempt Loan must provide that, in the event of default, the fair market value of Company Stock and other assets which can be transferred in satisfaction of the loan must not exceed the amount of the loan. If the lender is a party in interest or disqualified person, the loan must provide for a transfer of Plan assets upon default only upon and to the extent of the failure of the Plan to satisfy the payment schedule of the Exempt Loan.

15.4 Funding Policy. The Company will adopt a procedure, and revise it from time to time as it considers advisable, for establishing and carrying out a funding policy and method consistent with the objectives of the Plan and the requirements of ERISA.

15.5 Share Registration. Any shares of Company Stock contributed by or purchased from the Company will be registered in accordance with requirements prescribed by the Securities and Exchange Commission. The number of shares so registered will be appropriately adjusted to reflect any stock dividends, stock splits, or other similar changes.

15.6 Purchase/Sale of Company Stock.
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15.6.1    Purchases of Company Stock.  If it is necessary to
     purchase Company Stock for the Trust Fund, such purchase may be on the open market or from the Company. If shares are purchased from the Company, the purchase will be made at the closing price of a share of Company Stock on the New York Stock Exchange for the business day immediately preceding the transaction (as reported the next following business day in The Wall Street Journal), and no commission will be paid on any purchase from the Company.

15.6.2 Sales of Company Stock. If it is necessary to convert shares of Company Stock held in the Trust Fund to cash to provide for a distribution or loan, or for any other reason required under the Plan, conversion may be made by exchanging such shares for cash (if any) then held in the Trust Fund and credited to Accounts (other than ESOP Diversified Subaccounts and Predecessor Plan Subaccounts), or by selling such shares on the open market or to the Company. If shares are exchanged for cash then held in the Trust Fund or sold to the Company, the exchange or sale will be made at the closing price of a share of Company Stock on the New York Stock Exchange for the business day immediately preceding the transaction (as reported the next following business day in The Wall Street Journal), and no commission will be paid on any sale to the Company.


ARTICLE XVI

ADMINISTRATION

16.1 Administration.

16.1.1 Administrator. The Company is the "administrator" of the Plan, with authority to control and manage the operation and administration of the Plan and make all decisions and determinations incident thereto. Action on behalf of the Company as administrator may be taken by any of the following:

          (a)  Its Board of Directors (or a committee thereof).

          (b)  Its Chief Executive Officer.

          (c)  Its Benefit Plans Committee.

          (d) Any individual, committee, or entity to whom responsibility for the operation and administration of the Plan is allocated to by action of one of the above.

16.1.2    Third-Party Service Providers.  The Company may from
     time to time contract with or appoint a recordkeeper or other third-party service provider for the Plan. Any such recordkeeper or other third-party service provider will serve in a nondiscretionary capacity and will act in accordance with directions given and/or procedures established by the Company.
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16.2 Certain Fiduciary Provisions.  The Company is a "named fiduciary" of the Plan with authority to appoint additional named fiduciaries and to allocate responsibilities among
     them, and the power to appoint one or more investment
     managers (as defined in ERISA   3(38)) to manage any assets
     of the Plan (including the power to acquire and dispose of such assets). If so permitted by the Company in the appointment of a named fiduciary, such named fiduciary may designate another person to carry out any or all of the fiduciary responsibilities of the named fiduciary; except that, a named fiduciary may not designate another person to carry out any responsibilities relating to the management or control of Plan assets other than in exercise of a power granted under the trust agreement to appoint an investment manager.

16.3 Payment of Expenses. The compensation and expense reimbursements payable to any fiduciary, or to any recordkeeper or other non-discretionary service provider, any other fees and expenses incurred in the operation or administration of the Plan may be paid out of the Trust Fund if not prohibited by ERISA. Such other fees and expenses include, but are not limited to, fees and expenses for investment, education or advice services, premiums on bonds required under ERISA and direct cost incurred by the Company or any Affiliate to the extent that the payment of such amounts out of the Trust Fund is not prohibited by ERISA.

16.4 Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document, or other instrument which the person acting in reliance thereon considers to be pertinent and reliable and to be signed, made, or presented by the proper party.

16.5 Correction of Errors. Errors may occur in the operation and administration of the Plan. The Company reserves the power to cause such equitable adjustments to be made to correct for such errors as it considers appropriate. Such adjustments will be final and binding on all persons

16.6 Claims Procedure. The Company will establish a claims procedure which must be followed by any claimant as a condition to the receipt of benefits or as a condition to receipt of any other relief under or with respect to the Plan. The claims procedure will be set forth in written procedures (which may be in the summary plan description) that will be deemed to form a part of the Plan and are incorporated by reference into the Plan.

16.7 Waiver of Notice. Any notice required hereunder may be waived by the person entitled thereto.

16.8 Agent For Legal Process. The Company will be the agent for service of legal process with respect to any matter concerning the Plan (unless it designates some other entity or person as such agent).
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16.9 Indemnification.  The Company and its Affiliates jointly and severally agree to indemnify and hold harmless, to the extent permitted by law, each director, officer, and Employee against any and all liabilities, losses, costs, or expenses (including legal fees) of whatsoever kind and nature that may be imposed on, incurred by, or asserted against such person at any time by reason of such person's services in the administration of the Plan, but only if such person did not act dishonestly, or in bad faith, or in willful violation of the law or regulations under which such liability, loss, cost, or expense arises.

16.10 Exercise of Authority. The Company and any person who has authority with respect to the management, administration or investment of the Plan may exercise that authority in its/his/her full discretion, subject only to the duties imposed under ERISA. This discretionary authority includes, but is not limited to, the authority to make any and all factual determinations and interpret all terms and provisions of this document (or any other document established for use in the administration of the Plan) relevant to the issue under consideration. The exercise of authority will be binding upon all persons; and it is intended that the exercise of authority be given deference in all courts of law to the greatest extent allowed under law, and that it not be overturned or set aside by any court of law unless found to be arbitrary and capricious, or made in bad faith.

 16.11 Telephonic or Electronic Notices and Transactions. Any notice that is required to be given under the Plan to a Participant or Beneficiary, and any action that can be taken under the Plan by a Participant or Beneficiary (including enrollments, changes in deferral percentages, loans, withdrawals, distributions, investment changes, consents, etc.), may be by means of voice response or other electronic system to the extent so authorized by the Company and permitted under the Code.


ARTICLE XVII

AMENDMENT, TERMINATION, MERGER


17.1    Amendment.

17.1.1 Amendment. The Company expressly reserves the right to amend the Plan in whole or in part at any time and from time to time. An amendment may be adopted:

     (a)  By resolution of the Board of Directors.

     (b)  By signed writing of the Chief Executive Officer.

     (c) By signed writing of the Benefit Plans Committee to the extent amendment authority has been delegated by the Board of Directors.

     (d) By signed writing of any person to whom amendment authority has been delegated by action of one of the above.
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     No action by any person or body with amendment authority
     will constitute an amendment to the Plan unless it is expressly designated as an amendment to the Plan.

17.1.2 Effect on Prior Operation of Plan. An amendment will not affect the operation of the Plan or the rights of any Participant retroactive to a date prior to the effective date of the amendment. The Account of a Participant (and all payment options and other rights with respect thereto) will be determined and paid in accordance with the terms of the Plan in effect as of his/her Termination of Employment, without regard to any subsequent amendment to the Plan (including an amendment with an effective date retroactive to a date prior to Termination of Employment) unless such amendment is required by law to be applied to the Participant or the amendment expressly provides that it will apply to Participants who have already had a Termination of Employment. The Company reserves the right to adopt an amendment with a retroactive effective date to the extent that retroactive application of the amendment is required by law or for any other reason deemed appropriate by the Company.

17.1.3 Effect on Vesting. An amendment will not reduce the vested percentage of a Participant determined as of the later of the effective or adoption date of the amendment. Further, if the Company amends the vesting schedule under the Plan, with respect to any Participant who has three (3) or more years of vesting service (determined using the
     elapsed time methodology set forth in ERISA Reg.   2530.200b-
     9), the Company either will permit such Participant to elect to have his/her vested percentage computed without regard to such amendment or will amend the Plan to provide that the vested interest of such Participant will be the greater of his/her vested interest with regard to such amendment or his/her vested interest without regard to such amendment.

17.1.4    Effect on Protected Benefits.  An amendment will not
     reduce any Account balance or eliminate any optional form of
     benefit to the extent to prohibited under Code   411(d)(6).

17.2 Permanent Discontinuance of Contributions. The Company may completely discontinue contributions under the Plan. No Employee will become a Participant after such discontinuance and each Participant will be fully vested in his/her Account balance. Subject to the foregoing, all of the provisions of the Plan will continue in effect, and upon entitlement thereto distributions will be made in accordance with the terms of the Plan.

17.3 Termination. The Company may terminate the Plan at any time and for any reason by action of its Board of Directors. After the Plan is terminated no further contributions will be made. Distributions will be made to Participants and Beneficiaries promptly after the termination of the Plan, but not before the earliest date permitted under the Code and applicable regulations, and the Plan and any related trust agreement or group annuity contract will continue in force for the purpose of making such distributions.
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17.4 Partial Termination.  If the Company determines that there has been a partial termination of the Plan, any Participant affected by such partial termination will become vested in his/her Account.

17.5 Merger, Consolidation, or Transfer of Plan Assets. If the Plan is merged or consolidated with any other plan, or if assets or liabilities of the Plan are transferred to any other plan, provision will be made so that each Participant and Beneficiary would (if such other plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer that is equal to or greater than the benefit he/she would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

17.6 Deferral of Distributions. In the case of a complete discontinuance of contributions to the Plan or of a complete or partial termination of the Plan, the Company or the Trustee may defer any distribution of benefits to Participants and Beneficiaries with respect to which such discontinuance or termination applies (except for distributions which are required to be made under Code
      401(a)(9)) until appropriate adjustment of Accounts to reflect taxes, costs, and expenses, if any, incident to such discontinuance or termination.


ARTICLE XVIII

PREDECESSOR PLAN ACCOUNTS

18.1 Transfers from Other Plans. The Company may from time to time arrange for the merger of another qualified defined contribution plan into this Plan, or may accept the transfer of account balances from a qualified plan maintained by a Predecessor Employer to this Plan. A Predecessor Plan Subaccount will be maintained to reflect amounts attributable to any merger or transfer (and more than one Predecessor Plan Subaccount may be maintained with respect to a given merger or transfer as deemed appropriate by the Company to Account for different contribution sources or for any other reason).

18.2 Optional Forms of Payment. All optional forms of payment available under the Predecessor Plan will be available under this Plan for a Predecessor Plan Subaccount; except that, any hardship standards on withdrawals will be as specified in this Plan, and optional forms of payment may be modified or eliminated to the extent so permitted under Code
      411(d)(6).

18.3 Special Rules if Survivor Annuity Requirements Apply.

18.3.1 To Whom this Section Applies. This Section applies with respect to a Participant if:

     (a) The Predecessor Plan was a money purchase pension plan and after the transfer of the Predecessor Plan Account to this Plan the Predecessor Plan Subaccount remains subject to the survivor
          annuity requirements of Code   417; or
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          (b)  A life annuity is an available optional form of
          payment with respect to a Predecessor Plan Subaccount, the Participant elects to receive a life annuity and the Participant has a Spouse on the pension commencement date.

18.3.2 Payment Form. A Participant to whom this Section applies will have his/her Predecessor Plan Subaccount applied to purchase a life annuity if the Participant does not have a Spouse on his/her pension commencement date, or a qualified joint and survivor annuity if the Participant does have a Spouse on his/her pension commencement date, unless the Participant elects an optional form of payment. A Participant may elect to waive the life annuity or qualified joint and survivor annuity and instead elect to receive have his/her Predecessor Plan Subaccount paid in any optional form of payment available with respect to such Subaccount.

     For purposes of this Section, a "life annuity" is a an annuity providing equal periodic payments to the Participant with the last such payment due for the period in which the Participant dies; and a "qualified joint and survivor annuity" is an annuity providing equal periodic payments to the Participant with the last such payment due for the period in which the Participant dies, but with the provision that if the Participant is survived by his/her Spouse on the pension commencement date, fifty percent (50%) of the period payment will be continued to such Spouse with the last such period payment due for the period in which the Spouse dies.

18.3.3 Spousal Consent Requirement. If a Participant elects to waive the qualified joint and survivor annuity and elects to have his/her Account balance paid in an optional form of payment, the election will not take effect unless:

     (a) The election specifically designates a specific optional payment form and a specific joint annuitant or Beneficiary, if applicable, with respect thereto (these designations cannot be changed without further consent of the Spouse).

     (b)  The Spouse consents in writing to the election.

     (c) The Spouse's consent acknowledges the effect of the election.

     (d) The Spouse's consent is witnessed by a notary public or an authorized representative of the Plan.

     Consent of the Spouse will be deemed to have been obtained if it is established to the satisfaction of the Company that such consent cannot be obtained because the Spouse cannot be located or because of such other circumstances as may be prescribed by the Secretary of the Treasury. A consent by a Spouse will be effective only with respect to such Spouse, and cannot be revoked.
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18.3.4    Conditions Relating to Election of Options.  A
     Participant will be provided with a written explanation of the terms and conditions of the life annuity or qualified joint and survivor annuity. The written explanation will include an explanation of the Participant's right to waive the life annuity or qualified joint and survivor annuity and the effect of such waiver, the Participant's right to have at least thirty (30) days to consider such waiver, the Participant's right to revoke a waiver and the effect of such revocation, and the rights of the Participant's Spouse with respect thereto.

     The waiver of a life annuity or qualified joint and survivor annuity and the election of an optional payment form must be made on such form and in accordance with such rules as may be prescribed for this purpose by the Company (including by means of voice response or other electronic system under circumstances authorized by the Company). The Participant must designate on such form the specific optional payment form and, if applicable, the specific joint annuitant or Beneficiary with respect thereto. The waiver and election may be revoked by the Participant prior to the pension commencement date or, if later, prior to the end of the seven (7) day period that begins the day after the written explanation is provided to the Participant.

18.3.5 Qualified Preretirement Survivor Annuity. If a Participant to whom this Section applies dies before commencement of the life annuity or qualified joint and survivor annuity, and if the Participant has a Spouse on the date of death, the Account balance of the Participant will be applied to purchase an annuity for the life of the Spouse unless the Spouse files a written election of some other form of payment after the Participant's death and prior to the due date of the first benefit payment to the Spouse.


ARTICLE XIX

MISCELLANEOUS PROVISIONS

19.1 Special Top-Heavy Rules. The following provisions apply in any Plan Year in which the Plan is top-heavy.

19.1.1 Minimum Contribution. If the Plan is top-heavy for a Plan Year, a minimum contribution will be made for such Plan Year on behalf of each Active Participant who is not a Key Employee and who is employed with the Company or an Affiliate on the last day of such Plan Year. The minimum contribution will equal that percentage of the Participant's compensation for the Plan Year which is the smaller of:

     (a)  Three percent (3%).

     (b) The percentage which is the largest percentage of compensation allocated to any Key Employee from employer contributions for such Plan Year.
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     The Before-Tax and Matching Contributions made on behalf of non-key Employees will not be counted toward the minimum contribution required under this Section (however, such contributions made on behalf of Key Employees will be counted for purposes of determining the percentage in (b)).

19.1.2 Participation under Defined Benefit Plan and Defined Contribution Plan. If the Plan is top-heavy for a Plan
     Year, Code   415(e) will be modified for such Plan Year by
     substituting "1.0" for "1.25" in paragraphs (2)(B) and
     (3)(B) thereof and by substituting "$41,500" for "$51,875"
     in Code   415(e)(6)(B)(i).  However, this Section will not
     apply with respect to any Plan Year beginning after December
     31, 1999.

19.1.3 Definitions. The following terms have the following meanings in this Section:

     (a)  "Compensation" means compensation as defined in Sec.
          6.3.3, but disregarding any amounts in excess of the
          limit in effect under Code   401(a)(17).

          (b) "Determination Date" means the last day of the preceding Plan Year.

          (c) "Determination Period" means the Plan Year in which the applicable Determination Date occurs and the four preceding Plan Years.

          (d)  "Key Employee" means any Employee or former
          Employee of the Company or an Affiliate who is defined
          as such under Code   416(i).

          (e) "Required Aggregation Group" means each qualified plan of the Company or an Affiliate in which at least one Key Employee participates in the Plan Year that contains the Determination Date or any of the four preceding Plan Years, and any other qualified plan of the Company or an Affiliate that enables such a Plan to
          meet the requirements of Code    401(a)(4) and 410.

          (f) "Permissive Aggregation Group" means the Required Aggregation Group plus any other qualified plan of the Company or an Affiliate which, when consolidated as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code
           401(a)(4) and 410.

          (g) "Present Value" for purposes of determining whether a defined benefit plan is Top-Heavy, will be calculated using the actuarial assumptions specified in the defined benefit plan for this purpose.

     (h) "Top-Heavy" means the condition of the Plan (or of all within the required aggregation group or permissive aggregation group) that would exist if, as of the Determination Date for the Plan Year, the Account balances plus the present value of the accrued benefits of the Key Employees exceeded sixty percent (60%) of the Account balances plus the present value of the accrued benefits of all Employees. For purposes of making this calculation:
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                    (1)  The Account balances and the present
               value of accrued benefits will be determined as of the most recent Valuation Date that falls within the 12-month period ending on the Determination Date.

          (2) The Account balances and accrued benefits of a Participant who is not a Key Employee but who was a Key Employee in a prior year will be disregarded.

          (3) The Account balances of any Employees who has not been credited with at least one Hour of Service with the Company or an Affiliate at any time during the five (5)-year period ending on the Determination Date will be disregarded.

                    (4) For purposes of determining if a defined benefit plan included in a Required Aggregation Group of which this Plan is a part is Top-Heavy, the accrued benefit to any Employee (other than a Key Employee) will be determined under the method that is used for accrual purposes under all defined benefit plans maintained by the Company or an Affiliate or, if there is no such method, as if such benefit accrued not more rapidly than the lowest accrual rate permitted under Code 411(b)(1)(C).

          (i) If an individual has not performed services for the employer at any time during the five-year period ending on the determination date with respect to a Plan Year, any Account balance or accrued benefit for such individual will not be taken into Account for such Plan Year.

19.1.4 Exception For Collective Bargaining Unit. The minimum contribution requirement described above will not apply to any Employee covered by the provisions of a collective bargaining agreement.

 19.2     Qualified Military Service.  The Plan will comply with
     the requirements of Code   414(u) with respect to each
     Participant who is absent from service because of "qualified
     military service" (as defined in Code   414(u)(5)) provided
     that he/she returns to employment within such period after the end of the qualified military service as is prescribed
     under Code   414(u) (or other federal law cited therein).
     Accordingly, any such Participant will be permitted to make additional Before-Tax Contributions after his/her reemployment, will receive Matching Contributions on such Before-Tax Contributions, and will receive service credit for the period of qualified military service as required
     under Code   414(u).

19.3 Insurance Company Not Responsible for Validity of Plan. Any insurance company that issues a contract under the Plan will not have any responsibility for the validity of the Plan.
     An insurance company to which an application may be submitted hereunder may accept such application and will have no duty to make any investigation or inquiry regarding the authority of the applicant to make such application or any amendment thereto or to inquire as to whether a person on whose life any contract is to be issued is entitled to such contract under the Plan.
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19.4 No Guarantee of Employment.  The Plan is not an employment agreement, and participation herein does not constitute a guarantee of employment with the Company or any Affiliate.

19.5 Use of Compounds of Word "Here".  Use of the words "hereof",
     "herein", "hereunder", or similar compounds of the word
     "here" will mean and refer to the entire Plan unless the context clearly indicates to the contrary.

19.6 Construed as a Whole. The Plan is to be construed as a whole in such manner as to carry out its purpose and a given provision is not to be construed separately without relation to the context.

19.7 Headings. Headings at the beginning of Articles and Sections are for convenience of reference, are not considered a part of the text of the Plan, and will not influence its construction.

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EMPLOYEE STOCK OWNERSHIP PLAN
FOR SALARIED EMPLOYEES

(As Amended and Restated Effective April 1, 1998)






Page 50
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EMPLOYEE STOCK OWNERSHIP PLAN
FOR SALARIED EMPLOYEES

TABLE OF CONTENTS



ARTICLE I  INTRODUCTION
    1.1  Plan; Purpose                                          1
    1.2  Qualified Stock Bonus and Employee Stock Ownership
         Plan                                                   1
    1.3  Plan Document                                          1
    1.4  Effective Date of Document                             1


ARTICLE II DEFINITIONS AND CONSTRUCTION
    2.1  Definitions                                            1
    2.2  Choice of Law                                          9


ARTICLE III                                         PARTICIPATION
    3.1  Start of Participation                                 9
    3.2  End of Participation                                  11


ARTICLE IV EMPLOYEE CONTRIBUTIONS
    4.1  Before Tax Contributions                              11
    4.2  After-Tax Contributions                               11
    4.3  Rollover Contributions                                11
    4.4  Form of Contribution                                  12


ARTICLE V  EMPLOYER CONTRIBUTIONS
    5.1  Matching Contributions                                12
    5.2  Non-Matching Contributions                            14
    5.3  Form of Contribution                                  15


ARTICLE VI CONTRIBUTION LIMITS
    6.1  Code Section 402(g) Limit on Before-Tax
         Contributions                                         15
    6.2  Code Section 401(k)/401(m) Nondiscrimination Test     15
    6.3  Maximum Annual Additions                              17
    6.4  Deduction Limit                                       18


ARTICLE VII                                              ACCOUNTS
    7.1  Accounts                                              18
    7.2  Valuation of Accounts                                 20
    7.3  Statements.                                           23
    7.4  Voting Rights on Company Stock                        23
    7.5  Tender or Exchange Offers Regarding Company Stock     23


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ARTICLE VIII                               INVESTMENT OF ACCOUNTS
    8.1  Investment in Company Stock                           24
    8.2  Investment in Other Investment Options                25
    8.3  Reinvestments to Satisfy Diversification Rules        26
    8.4  Source of Payments on an Exempt Loan                  27
    8.5  Participant Loan Program                              27
    8.6  Valuation of Non-Traded Shares                        27


ARTICLE IX VESTING


ARTICLE X  WITHDRAWALS WHILE EMPLOYED
    10.1 Withdrawals for Hardship                              27
    10.2 Withdrawals After Age 59 1/2                          29
    10.3 Withdrawals from Predecessor Plan Accounts            30
    10.4 Withdrawal Procedures                                 30


ARTICLE XI DISTRIBUTIONS AFTER TERMINATION
    11.1 Benefit on Termination of Employment                  30
    11.2 Time, Form and Medium of Distribution                 30
    11.3 Cash-Out of Small Accounts                            31
    11.4 Minimum Distribution Rules                            32
    11.5 Distribution Procedures                               32


ARTICLE XII                             DISTRIBUTIONS AFTER DEATH
    12.1 Benefit on Death                                      32
    12.2 Time, Form and Medium of Distribution                 32
    12.3 Beneficiary Designation                               33
    12.4 Multiple Beneficiaries                                34
    12.5 Minimum Distribution Rules                            34


ARTICLE XIII                     MISCELLANEOUS BENEFIT PROVISIONS
    13.1 Valuation of Accounts Following Termination of
         Employment                                            35
    13.2 Direct Rollover Option                                35
    13.3 Missing Participants or Beneficiaries                 36
    13.4 Distribution in Event of Certain Corporate
         Transactions                                          36
    13.5 Distribution to Alternate Payee                       37
    13.6 Brokerage Fees                                        37
    13.7 Put Option; Other Restrictions on Company Stock       37
    13.8 No Other Benefits                                     38
    13.9 Source of Benefits                                    38
    13.10  Incompetent Payee                                   38
    13.11  No Assignment or Alienation of Benefits             38
    13.12  Payment of Taxes                                    39
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    13.13  Conditions Precedent                                39
    13.14  Delay of Distribution in Event of Stock Dividend
         or Split                                              39


ARTICLE XIV                              TRANSFER OR REEMPLOYMENT
    14.1 Transfer of Employment                                39
    14.2 Effect of Reemployment                                39


ARTICLE XV TRUST FUND
    15.1 Composition                                           40
    15.2 No Diversion                                          40
    15.3 Borrowing to Purchase Company Stock                   40
    15.4 Funding Policy                                        42
    15.5 Share Registration                                    42
    15.6 Purchase/Sale of Company Stock                        42


ARTICLE XVI                                        ADMINISTRATION
    16.1   Administration                                     43
    16.2   Certain Fiduciary Provisions                       44
    16.3   Payment of Expenses                                44
    16.4   Evidence                                           44
    16.5   Correction of Errors                               44
    16.6   Claims Procedure                                   44
    16.7   Waiver of Notice                                   44
    16.8   Agent For Legal Process                            44
    16.9   Indemnification                                    45
    16.10  Exercise of Authority                              45
    16.11  Telephonic or Electronic Notices and Transactions  45


ARTICLE XVII                       AMENDMENT, TERMINATION, MERGER
    17.1 Amendment                                             45
    17.2 Permanent Discontinuance of Contributions             46
    17.3 Termination                                           46
    17.4 Partial Termination                                   47
    17.5 Merger, Consolidation, or Transfer of Plan Assets     47
    17.6 Deferral of Distributions                             47


ARTICLE XVIII                           PREDECESSOR PLAN ACCOUNTS
    18.1 Transfers from Other Plans                            47
    18.2 Optional Forms of Payment                             47
    18.3 Special Rules if Survivor Annuity Requirements Apply  47


ARTICLE XIX                              MISCELLANEOUS PROVISIONS
    19.1 Special Top-Heavy Rules                               49
    19.2 Qualified Military Service                            51
    19.3 Insurance Company Not Responsible for Validity of
         Plan                                                  51
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    19.4 No Guarantee of Employment                            52
    19.5 Use of Compounds of Word "Here"                       52
    19.6 Construed as a Whole                                  52
    19.7 Headings                                              52
    54